UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Mallinckrodt public limited company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January [—], 2014

Dear Shareholder,

You are cordially invited to attend the 2014 Annual General Meeting of Mallinckrodt plc, which will be held on Thursday, March 20, 2014, at 3:00 p.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland. Details of the business to be presented at the meeting can be found in the accompanying Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.

On behalf of the Board of Directors and the management of Mallinckrodt, I extend our appreciation for your continued support.

Yours sincerely,

MELVIN D. BOOTH

Chairman

MALLLINCKRODT PUBLIC LIMITED COMPANY

Registered In Ireland — No. 522227

Damastown, Mulhuddart

Dublin 15, Ireland

NOTICE OF 2014 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 20, 2014

The 2014 Annual General Meeting of Mallinckrodt plc (“Mallinckrodt” or the “Company”), a company incorporated under the laws of Ireland, will be held on March 20, 2014, at 3:00 p.m., local time, at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland for the following purposes:

1.	By separate resolutions, to elect as Directors for a period of one year, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2015, the following individuals:

(a) Melvin D. Booth	(d) Diane H. Gulyas	(g) Mark C. Trudeau
(b) David R. Carlucci	(e) Nancy S. Lurker	(h) Kneeland C. Youngblood, M.D.
(c) J. Martin Carroll	(f) JoAnn A. Reed	(i) Joseph A. Zaccagnino

2.	To hold an advisory non-binding vote to approve the appointment of Deloitte & Touche LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

3.	To hold an advisory vote to approve the Company’s executive compensation.

4.	To hold an advisory vote relating to the frequency of future shareholder advisory votes to approve the Company’s executive compensation.

5.	To authorize the Company and/or any subsidiary of the Company to make market purchases of Company shares.

6.	To authorize the price range at which the Company can reissue shares that it holds as treasury shares. (Special Resolution)

7.	To act on such other business as may properly come before the meeting or any adjournment thereof.

Proposals 1 through 5 are ordinary resolutions, with Proposal 4 requiring the approval of a plurality of the votes cast at the meeting and Proposals 1 through 3 and Proposal 5 requiring the approval of a simple majority of the votes cast at the meeting, in person or by proxy. Proposal 6 is a special resolution, requiring the approval of not less than 75% of the votes cast, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders as of January 10, 2014, the record date for the Annual General Meeting, are entitled to vote on these matters.

During the meeting, management will also present and the auditors will report to shareholders on Mallinckrodt’s Irish Statutory Accounts for the fiscal year ended September 27, 2013.

By Order of the Board of Directors,

MIRIAM ROGERS SINGER,

Secretary

January [—], 2014

Whether or not you expect to attend the Annual General Meeting in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt plc. If you wish to appoint a person other than the individuals specified on the Company’s proxy card, please contact the Company Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be voted.

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 27, 2013 are available to shareholders of record at www.proxyvote.com. These materials are also available in the Investor Relations section of our website at www.mallinckrodt.com. Our Irish Statutory Accounts will also be available in the Investor Relations section of our website at www.mallinckrodt.com no later than February 10, 2014.

GENERAL INFORMATION	1
Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information	1
CORPORATE GOVERNANCE	8
Corporate Governance Guidelines	8
Independence of Nominees for Director	9
Director Nominations Process	10
Majority Vote for Election of Directors	11
Executive Sessions of the Board	11
Board Leadership Structure	11
Code of Ethics	12
Board Risk Oversight	12
Hedging Policy	12
Transactions with Related Persons	12
Communications with the Board of Directors	13
BOARD OF DIRECTORS AND BOARD COMMITTEES	14
General	14
Board Committees	14
Compensation Of Non-employee Directors	16
COMPENSATION OF EXECUTIVE OFFICERS	18
Compensation Discussion and Analysis	18
Compensation Committee Report on Executive Compensation	33
Executive Compensation Tables	34
SECURITY OWNERSHIP AND REPORTING	51
Security Ownership of Management and Certain Beneficial Owners	51
Section 16(a) Beneficial Ownership Reporting Compliance	52
AUDIT AND AUDIT COMMITTEE MATTERS	53
Audit and Non-Audit Fees	53
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	53
Audit Committee Report	54
PROPOSALS REQUIRING YOUR VOTE	56
PROPOSALS 1 (A) THROUGH 1 (I): ELECTION OF DIRECTORS	56
PROPOSAL 2: ADVISORY NON-BINDING VOTE TO APPROVE THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND A BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION	61
PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	62
PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES	63
PROPOSAL 5: AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY TO MAKE MARKET PURCHASES OF COMPANY SHARES	64
Resolution	64
PROPOSAL 6: AUTHORIZE THE PRICE RANGE AT WHICH THE COMPANY CAN REISSUE SHARES THAT IT HOLDS AS TREASURY SHARES	65
Special Resolution	65

OTHER MATTERS	66
Presentation of Irish Statutory Accounts	66
Registered and Principal Executive Offices	66
Shareholder Proposals for the 2015 Annual General Meeting	66
United States Securities and Exchange Commission Reports	66
Delivery of Documents to Shareholders Sharing an Address	66
General	67

MALLINCKRODT PLC

PROXY STATEMENT

GENERAL INFORMATION

Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information

Why did I receive this Proxy Statement?

We are making this Proxy Statement available to you on or about January [—], 2014 on the Internet, or by delivering printed versions to you by mail, because our Board of Directors is soliciting your proxy to vote at the Company’s 2014 Annual General Meeting on March 20, 2014. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Mallinckrodt.

This Proxy Statement and the following documents relating to the 2014 Annual General Meeting are available in the Investor Relations section on our website at www.mallinckrodt.com:

•    Our Internet Notice of Availability of Proxy Materials;

•    Our Annual Report on Form 10-K for the fiscal year ended September 27, 2013.

Additionally, our Irish Statutory Accounts for the fiscal year ended September 27, 2013 and the reports of the Directors and auditors thereon will be available in the Investor Relations section of our website at www.mallinckrodt.com no later than February 10, 2014.

How do I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or email.

For shareholders who received a notice by mail about the Internet availability of proxy materials:    You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For shareholders who received a notice by email:    You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Who may vote at the Annual General Meeting and how many votes do I have?	If you owned ordinary shares of Mallinckrodt at the close of business on the record date, January 10, 2014, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had [—] ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

May I vote my shares in person at the Annual General Meeting?

Yes, you may vote your shares in person at the Annual General Meeting as follows.

If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be a shareholder of Mallinckrodt. You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than the designated officers of the Company, please contact the Company Secretary.

If you are a beneficial owner of shares and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the bank, brokerage firm or nominee that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot.

Even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?

If you are a shareholder of record, you may vote by Internet or by telephone until 11:59 p.m., United States Eastern Time, on March 19, 2014.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record.    If you hold ordinary shares and your name appears in the Register of Members of Mallinckrodt, you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name.    If your ordinary shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.

Can I change my vote after I have submitted my proxy?	Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting, subject to the proxy voting deadlines described above. You may vote again on a later date within the proxy voting deadlines described above by Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual General Meeting will not automatically revoke your proxy unless you vote in person at the meeting or file a written instrument with the Company Secretary at least one hour prior to the start of the meeting requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record.    If you are a shareholder of record and you:

•    Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•    If you sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Pursuant to New York Stock Exchange (“NYSE”) rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Pursuant to NYSE rules, the election of directors, the advisory vote to approve the Company’s executive compensation and the shareholder advisory vote on the frequency of future votes on executive compensation are considered non-routine matters. A bank or brokerage firm may not vote your shares with respect to non-routine matters if you have not provided instructions. This is called a “broker non-vote.” We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

What is the “quorum” requirement for the Annual General Meeting?

In order to conduct any business at the Annual General Meeting, holders of a majority of Mallinckrodt’s shares which are outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:

•    are present and vote in person at the meeting;

•    have voted by Internet or by telephone; or

•    have submitted a proxy card or voting instruction form by mail.

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?	The voting requirements for each of the proposals are as follows:
	Proposal	Vote Required
	1. Elect directors	Majority of votes cast
	2. Advisory non-binding vote to approve the appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the auditors’ remuneration	Majority of votes cast

	3. Advisory vote to approve executive compensation	Majority of votes cast

	4. Advisory vote on frequency of future advisory votes on executive compensation	Plurality of votes cast

	5. Authorization to make market purchases of company shares	Majority of votes cast

	6. Authorization of the price at which the Company can reissue shares held as treasury shares (Special Resolution)	75% of votes cast

How are abstentions and broker non-votes treated?	Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?	As explained in more detail below, we are using the “notice and access” system adopted by the U.S. Securities and Exchange Commission (the “SEC”) relating to delivery of our proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. This notice of Internet availability of proxy materials also serves as a Notice of Meeting.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?	The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.

If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How do I attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting.

Shareholders of Record.    For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact the Company Secretary prior to the meeting.

Beneficial Owners of Shares Held in Street Name.    Those who have beneficial ownership of ordinary shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned Mallinckrodt ordinary shares on January 10, 2014, the record date for the Annual General Meeting.

Registration will begin at 2:30 p.m., local time, and the Annual General Meeting will begin at 3:00 p.m., local time. For directions to the Annual General Meeting, please call us at +353 1 880-8180.

How will voting on any other business be conducted?	Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.

Who will count the votes?	Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.

Who will pay the costs of soliciting the proxies?	We will pay the costs of soliciting proxies. Proxies may be solicited on behalf of Mallinckrodt by directors, officers or employees of Mallinckrodt in person or by telephone, facsimile or other electronic means. As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Who is Mallinckrodt’s transfer agent?	Our transfer agent is Computershare Inc. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Mallinckrodt stock and similar issues, can be handled by calling toll-free 1-877-487-1633 (U.S.) or +1-732-645-4170 (outside the U.S.) or by accessing Computershare’s website at www.computershare.com.

Where can I find more information about Mallinckrodt?	For other information about Mallinckrodt, you can visit our website at www.mallinckrodt.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, and it is not incorporated by reference into this Proxy Statement.

CORPORATE GOVERNANCE

Our corporate governance guidelines and general approach to corporate governance as reflected in our memorandum and articles of association and our internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations and NYSE requirements. Although we are an Irish public limited company, we are not subject to the listing rules of the Irish Stock Exchange or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards applied by us and the U.K. Corporate Governance Code and other Irish/U.K. governance standards or guidelines, there are differences, in particular relating to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board and the criteria for determining the independence of directors.

Our Board of Directors believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Mallinckrodt is intended to achieve both. The Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.

Corporate Governance Guidelines

The Board has adopted governance guidelines which are designed to assist the Company and the Board in implementing effective corporate governance practices. The governance guidelines, which are reviewed annually by the Nominating and Governance Committee, address, among other things:

•	director responsibilities;

•	composition and selection of the Board, including qualification standards and independence guidelines;

•	majority voting for directors;

•	the role of the Chairman of the Board or of an independent Lead Director;

•	Board committee establishment, structure and guidelines;

•	officer and director stock ownership requirements;

•	meetings of non-employee directors;

•	director orientation and continuing education;

•	Board access to management and independent advisors;

•	communication with directors;

•	Board and committee self-evaluations;

•	succession planning and management development reviews;

•	CEO performance reviews;

•	recoupment, or “claw-back”, of executive compensation; and

•	ethics and conflicts of interest.

The governance guidelines are posted on our website at www.mallinckrodt.com.

Independence of Nominees for Director

As noted above, the governance guidelines include criteria adopted by the Board to assist it in making determinations regarding the independence of its members. The criteria, summarized below, are consistent with the NYSE listing standards regarding director independence. To be considered independent, the Board must determine that a director does not have a material relationship, directly or indirectly, with Mallinckrodt. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation. A director will not be considered independent if he or she, at the time of determination:

•	is, or has been within the prior three years, an employee of Mallinckrodt or its subsidiaries;

•	has an immediate family member who is, or has been within the prior three years, an executive officer of Mallinckrodt or its subsidiaries;

•	is a current partner or employee of our auditor;

•	has an immediate family member who is a current partner of our auditor or who is an employee of our auditor and personally works on our audit;

•	has been, or has an immediate family member who has been, within the prior three years, a partner or employee of our auditor who personally worked on our audit during that time;

•

is, or has an immediate family member who is, or has been within the prior three years, employed as an executive officer of a public company that has or had on the compensation committee of its board an executive officer of Mallinckrodt (during the same period of time);

•

has, or has an immediate family member who has, received more than $120,000 in direct compensation from Mallinckrodt, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), in any 12-month period within the prior three years;

•

is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, Mallinckrodt for property or services in an amount which, in any of the prior three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

•

is, or his or her spouse is, an executive officer, director or trustee of a charitable organization to which Mallinckrodt’s contributions, not including our matching of charitable contributions by employees, exceed, in any single fiscal year within the prior three years, the greater of $1 million or 2% of such organization’s total charitable receipts during that year.

The Board has considered the independence of its members in light of these independence criteria. In connection with its independence considerations, the Board has reviewed Mallinckrodt’s relationships with organizations with which our directors are affiliated and has determined that such relationships, other than that with Covidien plc (“Covidien”), from whom we separated in June 2013, were established in the ordinary course of business. The Board has determined that none of these current business relationships are material to us, any of the organizations involved, or our directors. Based on these considerations, the Board has determined that each of our directors and each of the director nominees, other than Mark C. Trudeau, our President and Chief Executive Officer, satisfies the criteria and is independent. These independent directors are: Melvin D. Booth, David R. Carlucci, J. Martin Carroll, Diane H. Gulyas, Nancy S. Lurker, JoAnn A. Reed, Kneeland C. Youngblood, M.D. and Joseph A. Zaccagnino. Each independent director is expected to notify the chair of the Nominating and

Governance Committee, as soon as reasonably practicable, of changes in his or her personal circumstances that may affect the Board’s evaluation of his or her independence.

Director Nominations Process

The Nominating and Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Nominating and Governance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the then-current make-up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.

The Nominating and Governance Committee, in accordance with our corporate governance guidelines, seeks to create a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate’s qualifications in light of the needs of the Board and Mallinckrodt at that time, given the then-current mix of director attributes.

As described in our Corporate Governance Guidelines:

•	directors should be individuals of the highest ethical character and integrity;

•

directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

•

each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

•	directors should be free from any conflict of interest or business or personal relationship that would interfere with the duty of loyalty owed to the Company; and

•	directors should be independent of any particular constituency and be able to represent all shareholders of the Company.

The Committee assesses independence and also monitors compliance by the members of the Board with the requisite qualifications under NYSE listing standards for populating the Audit, Human Resources and Compensation and Nominating and Governance Committees. Directors may not serve on more than four public company boards of directors (including Mallinckrodt) or, if the director is employed as CEO of a publicly traded company, no more than three public company boards of directors (including Mallinckrodt). No person may stand for election as a director after reaching age 72.

As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Secretary at Mallinckrodt’s registered address, Damastown, Mulhuddart, Dublin 15, Ireland. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

•	the candidate’s signed consent to serve as a director if elected and to be named in the Proxy Statement.

The recommendation must also include documentary evidence of ownership of Mallinckrodt ordinary shares if the shareholder is a beneficial owner, as well as the date the shares were acquired and the name and address of the shareholder, as required by the Company’s Articles of Association.

To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company’s Proxy Statement for the 2015 Annual General Meeting, shareholder recommendations for director must be received by our Secretary no later than September 26, 2014. Once our Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating and Governance Committee.

The Nominating and Governance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. All 9 of our nominees for director are current members of the Board. In evaluating candidates for director, the Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on its evaluation, the Nominating and Governance Committee recommended each of the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.

Majority Vote for Election of Directors

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who do not receive a majority of the votes cast at the Annual General Meeting are not re-elected to the Board, and immediately following the Annual General Meeting, will no longer be members of the Board.

Irish law does require, however, a minimum of two directors at all times. In the event that an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees receiving the greatest number of votes in favor of his or her election shall, in accordance with the Company’s Articles of Association, hold office until his or her successor shall be elected.

Executive Sessions of the Board

The independent directors meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. These executive sessions may include a discussion with the CEO.

Board Leadership Structure

Since our separation from Covidien in June 2013, the positions of Chairman of the Board and Chief Executive Officer have been held by separate people, due in part to the fact that the Company is a newly independent public company, no longer part of a conglomerate, and also to the fact that the Board was newly constituted and unfamiliar with the Chief Executive Officer. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board of Directors and shareholders. The Chairman of the Board works with other Board members to provide strong, independent oversight of the Company’s management and affairs. Future modification of the Board leadership structure will be made at the sole discretion of our Board of Directors. A more detailed description of the role and responsibilities of the Chairman of the Board are set forth in our Corporate Governance Guidelines.

Code of Ethics

We have adopted the Mallinckrodt Guide to Business Conduct, which applies to all of our employees, officers and directors and meets the requirements of a “code of ethics” as defined by SEC regulations. The Guide to Business Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE. The Guide to Business Conduct is posted on our website, www.mallinckrodt.com. We will disclose any material amendments to the Guide to Business Conduct, as well as any waivers for executive officers or directors, on our website.

Board Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board of Directors in setting our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for the Company. In this process, risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. Our Compliance Committee assists the Board of Directors in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us and work closely with our legal and regulatory groups. In addition, in setting compensation, the Human Resources and Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. Finally, the Company’s Compliance Committee conducts an annual assessment of the risk management process and reports its findings to the Board.

Hedging Policy

The Company’s Insider Trading Policy prohibits employees, including directors and named executive officers, from entering into puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving Mallinckrodt securities, other than the exercise of a Company-issued stock option.

Transactions with Related Persons

The Board’s Nominating and Governance Committee is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving Mallinckrodt or its subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of Mallinckrodt’s shares, and their immediate family members. Our Board of Directors has adopted written policies and procedures that apply to any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

Mallinckrodt personnel in the legal and finance departments review transactions involving related persons. If they determine that a related person could have a material interest in such a transaction, the transaction is forwarded to the Nominating and Governance Committee for review. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may, in its discretion, approve, ratify or take other action with respect to the transaction. The Nominating and Governance Committee reviews all material facts related to the transaction and takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the availability of other sources of comparable products or services.

As discussed elsewhere in this Proxy Statement, until our separation from Covidien in June 2013, the Company constituted the Pharmaceuticals business of Covidien. In connection with the separation, we entered into various agreements with Covidien, including a Separation and Distribution Agreement, a Transition Services Agreement, a Tax Matters Agreement and an Employee Matters Agreement. These agreements, which we have filed with the SEC, are described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, and in other documents we have filed with the SEC.

During fiscal 2013, both pre- and post-separation, we engaged in transactions with other Covidien businesses. During fiscal 2013, we sold products to other Covidien businesses in the amount of $51.2 million and we purchased inventories from other Covidien businesses in the amount of $38.4 million. During the fourth quarter of 2013, we also paid to Covidien approximately $0.7 million for transition services pursuant to the Transition Services Agreement entered into between Covidien and Mallinckrodt at our separation.

Communications with the Board of Directors

The Board has established a process for interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via email at board.directors@mallinckrodt.com. A direct link to this email address can be found on our website. You may also submit communications in writing or by phone. Please refer to the board of directors contact information that can be found at www.mallinckrodt.com/Company_Contacts/. All concerns and inquiries are received and reviewed promptly by the Office of the General Counsel. Any significant concerns relating to accounting, internal controls or audit matters are reviewed with the Audit Committee.

All concerns will be addressed by the Office of the General Counsel, unless otherwise instructed by the Audit Committee or the Chairman of the Board. The status of all outstanding concerns is reported to the Chairman of the Board and the Audit Committee on a quarterly basis, and any concern that is determined to (1) pose an immediate threat to the Company or (2) concern a senior Company official (any executive officer or any direct report to the President and Chief Executive Officer) is immediately communicated to the Chair of the Audit Committee. The Chairman of the Board or the Audit Committee may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Mallinckrodt Guide to Business Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question.

BOARD OF DIRECTORS AND BOARD COMMITTEES

General

Our business, property and affairs are managed under the direction of the Board of Directors, which currently is comprised of 9 members. Directors are kept informed of our business through discussions with the Chairman of the Board and the Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. From June 28, 2013, the date of our separation from Covidien, through September 27, 2013, the end of our 2013 fiscal year, the Board held two meetings. All of our directors attended over 75% of the total of all meetings of the Board and the committees on which they served during their terms in office in fiscal 2013. Our Corporate Governance Guidelines provide that Board members are expected to attend each Annual General Meeting. This is our first Annual General Meeting, and we expect all of our current Board members to be in attendance.

Board Committees

The Board has a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended, as well as a Human Resources and Compensation Committee, a Nominating and Governance Committee and a Compliance Committee. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting.

The table below provides Board and committee membership information as of the date of this Proxy Statement.

	Audit Committee	Human Resources and Compensation Committee	Nominating and Governance Committee	Compliance Committee
Non-Employee Directors
Melvin D. Booth(1)	X
David R. Carlucci		Chair
J. Martin Carroll			X	Chair
Diane H. Gulyas	X	X
Nancy S. Lurker		X
JoAnn A. Reed	Chair
Kneeland C. Youngblood, M.D.			X	X
Joseph A. Zaccagnino			Chair	X
Employee Director
Mark C. Trudeau
Number of Meetings Held in Fiscal 2013	3	2	2	1

(1)	Chairman of the Board.

Audit Committee

The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The members of the Audit Committee are Ms. Reed, Mr. Booth and Ms. Gulyas, each of whom is independent under SEC rules and NYSE listing standards applicable to audit committee members. Ms. Reed is the Chair of the Audit Committee. The Board has determined that Ms. Reed is an audit committee financial expert. The Audit Committee held three meetings during fiscal 2013. The Audit Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.mallinckrodt.com.

Human Resources and Compensation Committee

The Human Resources and Compensation Committee reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to the compensation of our executives. The members of the Human Resources and Compensation Committee are Mr. Carlucci, Ms. Gulyas and Ms. Lurker, each of whom is independent under NYSE listing standards. Mr. Carlucci is the Chair of the Human Resources and Compensation Committee. The Human Resources and Compensation Committee held two meetings during fiscal 2013. The Human Resources and Compensation Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.mallinckrodt.com.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual General Meeting, developing and recommending to the Board a set of corporate governance guidelines, and taking a general leadership role in our corporate governance. The Nominating and Governance Committee also reviews the succession planning process relating to the Chief Executive Officer. The members of the Nominating and Governance Committee are Mr. Zaccagnino, Mr. Carroll and Dr. Youngblood, each of whom is independent under NYSE listing standards. Mr. Zaccagnino is the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee held two meetings during fiscal 2013. The Nominating and Governance Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.mallinckrodt.com.

Compliance Committee

The Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect the Company. The members of Compliance Committee are Mr. Carroll, Dr. Youngblood and Mr. Zaccagnino, each of whom is independent under NYSE listing standards. Mr. Carroll serves as the Chair of the Compliance Committee. The Compliance Committee held one meeting during fiscal 2013. The Compliance Committee operates under a charter approved by the Board of Directors, which is posted on our website at www.mallinckrodt.com.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Board of Directors has approved a compensation structure for non-employee directors consisting of equity awards, an annual cash retainer and, for some positions, supplemental cash retainers.

The cash retainers are paid in four quarterly installments at the end of each quarter. The annual cash retainer for all directors is $100,000, with the non-executive Chairman receiving a supplemental cash retainer of $50,000, the chairs of the Audit Committee and the Human Resources and Compensation Committee each receiving a supplemental cash retainer of $20,000, the chairs of the Compliance Committee and the Nominating and Governance Committee each receiving a supplemental cash retainer of $10,000 and each member of a committee required by NYSE rules (excluding committee chairs) receiving a supplemental cash retainer of $5,000.

In addition, at the time of our 2014 Annual General Meeting, each non-employee director will be granted restricted units with a value of $180,000 and the non-executive Chairman will be granted additional restricted units with a value of $90,000. These awards fully vest on the date of the 2015 Annual General Meeting.

Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors, committee meetings and shareholder meetings. Directors are provided with private aircraft in order to travel to and from such meetings.

Given that we were a publicly traded company for only one quarter of fiscal 2013, our Board members received a prorated cash retainer and a prorated annual equity grant for fiscal 2013. A prorated annual equity grant will not be granted to any new director who commences serving less than three months prior to the vesting date.

Director Share Retention and Ownership Guidelines

As set forth in our Corporate Governance Guidelines, all non-employee directors are required to hold Mallinckrodt shares with a market value of at least five times the annual cash retainer. In determining a director’s ownership, shares held directly as well as shares underlying restricted units subject to time-based vesting are included. Shares underlying unexercised stock options are not included in the calculation. Until the required ownership level is achieved, the non-employee directors are required to retain net after tax shares received upon vesting of restricted units from the Company.

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended September 27, 2013. Compensation for Mark C. Trudeau, our President and Chief Executive Officer, is shown in the Summary Compensation Table on page 34. Mr. Trudeau receives no compensation for his services as a director.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Other Compensation(2) ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Melvin D. Booth	$38,750	$196,103	$40,000	$274,853
David R. Carlucci	$30,000	$130,735	$20,000	$180,735
J. Martin Carroll	$28,750	$130,735	$20,000	$179,485
Diane H. Gulyas	$27,500	$130,735	$20,000	$178,235
Nancy S. Lurker	$26,250	$130,735	$20,000	$176,985
JoAnn A. Reed	$30,000	$130,735	$20,000	$180,735
Kneeland C. Youngblood, M.D.	$26,250	$130,735	$20,000	$176,985
Joseph A. Zaccagnino	$27,500	$130,735	$20,000	$178,235

(1)

The amounts in column (c) reflect the aggregate grant date fair value of restricted units granted in fiscal 2013, calculated in accordance with Accounting Standards Codification 718. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including our financial performance, stock price fluctuations and applicable vesting. As of September 27, 2013, each current director listed in the table above, other than Mr. Booth, had 3,034 restricted units outstanding. As of September 27, 2013, Mr. Booth had 4,551 restricted units outstanding. No stock options were granted to non-employee directors in fiscal 2013.

(2)	Consists of a one-time pre-separation payment from Covidien.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Executive Summary

Effective June 28, 2013, the last day of our third fiscal quarter, we separated from Covidien and became the parent company that owns and operates Covidien’s former Pharmaceuticals business. Throughout this Compensation Discussion and Analysis, we refer to this separation as the separation, the period before separation as pre-separation and the period after separation as post-separation. Covidien’s compensation programs applied to the named executive officers during the first three quarters of our 2013 fiscal year, and the compensation programs adopted by the Human Resources and Compensation Committee of our Board of Directors (“Compensation Committee”) applied to the named executive officers during the fourth quarter of our 2013 fiscal year. Accordingly, this discussion and analysis describes the compensation programs established by Covidien pre-separation, but will focus on the compensation programs approved by the Compensation Committee for the fourth quarter of our 2013 fiscal year.

The Compensation Committee has adopted an integrated executive compensation program that is intended to align our named executive officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. Additionally, the Compensation Committee has tied a majority of our named executive officers’ compensation to a number of key performance measures that contribute to or reflect shareholder value. Specifically, in addition to a base salary, our named executive officers’ compensation package includes an annual incentive compensation program that is based on the Company’s attainment of objective pre-established financial performance metrics and long-term equity awards consisting of stock options, performance units and restricted units.

Fiscal 2013 Business Highlights

Despite a challenging market environment, the Company finished fiscal 2013 with solid operating performance, meeting its publicly stated goals of growing sales faster than the Specialty Pharmaceuticals market and expanding its core product portfolio. The Company reported financial results for fiscal year 2013 of operational growth of 7.8%, adjusted EBITDA margin of 18.0% and adjusted diluted earnings per share of $3.13. In addition to becoming an independent public company, the Company also was successful in beginning to shift its mix of business to the Specialty Pharmaceuticals business which for fiscal year 2013 accounted for 57%, up from 50% in fiscal 2012 of net sales. The Company also launched three product dosages of Methylphenidate ER and filed two New Drug Applications, one of which, for Xartemis XR, has been granted priority review by the U.S. Food and Drug Administration.

Key Fiscal 2013 Compensation Decisions

As a result of our positive financial results for fiscal 2013, payouts under the 2013 Annual Incentive Plan to our named executive officers at the corporate level were made at 133% of target performance level. The Company’s operating income and sales growth exceeded the 2013 Annual Incentive Plan target performance level.

On July 1, 2013, the Compensation Committee approved grants of initial equity awards, which consisted of an equal mix of non-qualified stock options and restricted units, to certain of Mallinckrodt’s executives, including certain of the named executive officers. This grant was intended to strengthen named executive officers alignment with shareholders and continue to motivate and retain named executive officers during the initial stages of a public launch.

Policies and Practices to Support Effective Governance

The Compensation Committee has adopted the following compensation practices, which are intended to support effective governance and alignment with shareholder interests:

•	We have established significant share ownership guidelines to reinforce the alignment of management and shareholder interests.

•	We have an executive recoupment policy that allows us to recover performance-based cash and equity incentive compensation paid to executives in various circumstances.

•	We do not provide excise tax gross-up provisions in our change in control plan or for any perquisites that we offer.

•	We use an independent compensation consultant.

•

Our Insider Trading Policy prohibits employees, including directors and named executive officers, from entering into puts, calls, cashless collars, options or similar rights and obligations involving Mallinckrodt securities, other than the exercise of a Company-issued stock option.

Introduction

Pre-separation, Covidien established the compensation programs applicable to those serving as executive officers of Covidien’s Pharmaceuticals business. Following the separation, the Compensation Committee reviewed these compensation programs in connection with its consideration of what programs to implement post-separation. The Compensation Committee’s analysis included consideration of, among other things:

•	our post-separation status as a stand-alone company, rather than as part of a larger conglomerate;

•	our specific businesses; and

•	a compensation philosophy which places a significant emphasis on performance-based compensation.

For purposes of the following Compensation Discussion and Analysis and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers.” They are our President and Chief Executive Officer, our Chief Financial Officer, our three other most highly compensated executive officers, based on fiscal 2013 compensation, and two additional individuals for whom disclosure would have been required but for the fact that they were no longer serving as executive officers at the end of fiscal 2013.

•	Mark Trudeau, President and Chief Executive Officer.

•	Matthew Harbaugh, Senior Vice President and Chief Financial Officer.

•	Ian Watkins, Senior Vice President and Chief Human Resources Officer.

•	Peter G. Edwards, Senior Vice President and General Counsel.

•	Stephen Merrick, Senior Vice President and President, Commercial Operations (International).

•	Stefano Carchedi, Former Senior Vice President and President, Commercial Operations (North America).

•	David Silver, Former Senior Vice President, Portfolio Management, Strategy and Business Development and Licensing.

The following sections of this Compensation Discussion and Analysis describe our compensation philosophy, policies and practices as they applied to our named executive officers listed above during fiscal 2013.

Executive Compensation Philosophy

For fiscal 2013, Mallinckrodt and the Compensation Committee adopted a compensation philosophy designed to attract, retain and motivate its executive officers. The core principles of that compensation philosophy are as follows:

•	Compensation should strongly align the interests of executive officers and shareholders.

•	Compensation policies and practices should support effective governance.

•	Compensation should be based on a total rewards perspective with an explicit role for each element.

•	Compensation should be competitive, but not excessive, in order to attract and retain talented executive officers who can achieve Mallinckrodt’s long-term strategic goals and create shareholder value.

•	Compensation should support Mallinckrodt’s business strategy in the areas of customer focus, globalization, operational excellence and innovation, as well as Mallinckrodt’s talent strategy.

•	The reward elements should be balanced, with an emphasis on performance-based compensation.

•	Compensation goals and practices should be transparent and easy to communicate, both internally and externally.

•	Target setting is a key activity and should be done in a rigorous manner resulting in targets that reflect stretch, yet are achievable.

There are three major components to Mallinckrodt’s executive compensation program: base salary, annual incentive compensation, and long-term incentive awards. All of these components are designed to work together and the Compensation Committee views the executive compensation program as an integrated total compensation program. The mix of compensation elements varies based on a named executive officer’s position and responsibilities.

Base salary.    Base salary is intended to reflect the market value of the executive officer’s role, with differentiation for strategic significance, individual capability and experience.

Annual incentive compensation.    Annual incentive compensation in the form of a market-competitive, performance-based cash bonus opportunity is designed to focus executive officers on pre-set objectives each year and drive specific behaviors that foster short- and long-term growth and profitability.

Long-term incentive compensation.    Long-term incentive compensation, which consists of awards of stock options, restricted units and performance units, is designed to recognize executive officers for their contributions to Mallinckrodt, to highlight the strategic significance of each executive’s role, to promote retention and to align the interests of executive officers with the interests of shareholders in long-term growth and stock performance, rewarding executive officers for shareholder value creation.

In addition, Mallinckrodt also provides certain other benefits, consisting of retirement benefits, (including both qualified and non-qualified plans), health and welfare benefits, an executive physical program, an employee stock purchase plan and change in control and severance benefits which are intended to be competitive with Mallinckrodt’s peer companies.

How Executive Pay Decisions Are Made

As noted above, during fiscal 2013, the named executive officers participated in Covidien’s executive compensation programs pre-separation. Consequently, our initial compensation policies are largely the same as those adopted by Covidien. In determining executive compensation packages for fiscal 2013, Covidien sought to strike an appropriate balance between fixed and variable compensation and between short- and long-term compensation. Additionally, Covidien reviewed available market data and set target compensation at levels consistent with an executive’s experience. Any adjustments pre-separation were conservative to provide our Compensation Committee flexibility to review and make their own adjustments, if any, post-separation. Because Mallinckrodt believes that making a significant portion of its named executive officers’ compensation variable and long-term supports its pay-for-performance executive compensation philosophy, many of the post-separation compensation adjustments were provided in the form of long-term incentive compensation (i.e., equity awards). Mallinckrodt believes this encourages strategies and levels of risk-taking that correlate with the long-term best interests of Mallinckrodt and its shareholders. Mallinckrodt emphasizes share-based compensation, in combination with executive share ownership guidelines, to promote long-term ownership, long-term shareholder perspective and responsible practices, encouraging significant and sustainable performance over the longer term. Mallinckrodt’s initial long-term incentive compensation program replicates the Covidien program and includes a mix of vehicles to mitigate the risk of over-emphasis on any one element and includes a cap on performance units. The equity awards include claw-back provisions which apply to certain monetary gains on equity grants realized by executives whose employment is terminated for cause. Finally, in assessing the contributions of a particular named executive officer, both Covidien and the Compensation Committee look not only to results-oriented performance, but also to how those results were achieved — whether the decisions and actions leading to the results were consistent with company values — and the long-term impact of those decisions. Based on these principles, Covidien and, where applicable, the Compensation Committee established the compensation payable to the named executive officers as described below.

Covidien utilizes a Talent and Leadership Review (“TLR”) process to manage its talent and organizational capability with the goal of maximizing organizational excellence and business success. As part of the TLR process, each employee’s manager, in conjunction with a human resources representative, assigns to each employee a rating on two discrete dimensions: leadership competencies and results. For fiscal 2013, three possible ratings could be assigned in each of these two dimensions: exceptional, effective and not yet effective. These performance ratings impact base salary decisions, as well as decisions regarding the individual award target established for the employee pursuant to the annual incentive plan and the value of long-term incentive compensation awards. The TLR process applied to Mr. Trudeau, Mr. Harbaugh and Mr. Edwards — all other NEOs did not participate in the Covidien TLR process for fiscal year 2013.

As new hires during fiscal year 2013, Mr. Watkins’, Mr. Merrick’s and Mr. Carchedi’s compensation was not established through the TLR process. To establish the compensation opportunities for Mr. Watkins, Mr. Merrick and Mr. Carchedi, Covidien considered a market study prepared by its compensation committee’s independent compensation consultant, Steven Hall and Partners. This market study included information regarding base salary, annual cash incentive awards and the value of equity awards and compiled data derived from the 2011 Towers Watson U.S. General Industry survey. Covidien’s independent compensation consultant weighted the survey job matches based on company revenue and industry in order to utilize survey data for companies of similar size to Mallinckrodt. Covidien then established Mr. Watkins’, Mr. Merrick’s and Mr. Carchedi’s compensation opportunities based on the results of that process.

In connection with the separation, Frederic W. Cook & Co, Inc. (“Cook & Co.”) was retained prior to the separation and the Compensation Committee specifically requested a report from Cook & Co. assessing the competitiveness of the compensation of our Chief Executive Officer and other named executive officers when compared to compensation paid to similarly situated officers of companies in our new, post-separation peer group, as described in more detail on page 24. The following discusses the decision-making criteria for each component of compensation.

Base Salary.    With respect to named executive officers, base salary for fiscal 2013 pre-separation was based on individual performance and an assessment of the value of the individual to Covidien. In November, 2012, Covidien’s compensation committee approved a salary increase from $650,000 to $682,500 for Mr. Trudeau. Similarly, based in part upon the recommendation of Mallinckrodt’s CEO and considering each named executive’s officer’s post-separation level of responsibility, Covidien’s management approved an increase in Mr. Harbaugh’s base salary from $293,486 to $400,000, an increase in Mr. Watkins’ base salary from $375,000 to $380,000, an increase in Mr. Edwards’ base salary from $335,140 to $375,000 and an increase in Mr. Silver’s base salary from $299,227 to $308,204.

Post-separation, our Compensation Committee, based in part upon the recommendation of Mallinckrodt’s CEO and considering each named executive officer’s post-separation level of responsibility, experience and market data for similar positions at companies in our peer group in July 2013, approved an increase in Mr. Harbaugh’s base salary from $400,000 to $440,000, an increase in Mr. Watkins’ base salary from $380,000 to $400,000, an increase in Mr. Edwards’s base salary from $375,000 to $400,000, an increase in Mr. Merrick’s base salary from $325,000 to $370,000, and an increase in Mr. Carchedi’s base salary from $375,000 to $425,000.

The Compensation Committee, based in part upon the recommendation of its independent compensation consultant, Cook & Co., and input from the full Board and considering the post-separation level of responsibility and market data for similar positions at companies in our peer group, approved an increase in Mr. Trudeau’s base salary from $682,500 to $900,000 in July 2013.

Annual Incentive Compensation.    During fiscal 2013, each named executive officer participated in the Covidien 2013 Annual Incentive Plan (“Covidien 2013 AIP”), which is a component of the Covidien Stock and Incentive Plan. At the beginning of the fiscal year pre-separation, the Covidien Compensation Committee established performance measures and goals, which included various core financial and strategic focus metrics, performance targets for each metric, including minimum threshold performance requirements to earn an award, and maximum performance goals. Post-separation, the Compensation Committee established an additional overall funding metric to supplement the existing metrics inherited from the Covidien 2013 AIP and to provide the Compensation Committee flexibility to assess the quality of the individual performance results as well as other factors related to the separation. As discussed under the heading “2013 Annual Incentive Awards” below, each named executive officer had core financial metrics of sales growth and operating income and each named executive officer other than Mr. Trudeau had a strategic focus component which was based on core competencies and individual performance goals, while Mr. Trudeau’s strategic focus component was based on gross margin and inventory metrics. Individual award targets, expressed as a percentage of base salary, were initially set by Covidien for each named executive officer based on the executive’s level of responsibility and performance review.

Pre-separation, Covidien management, based in part upon the recommendation of Mallinckrodt’s CEO and considering each named executive officer’s post-separation level of responsibility and market data for similar positions at companies in our peer group, approved increases to the target bonus opportunities for the annual incentive plan as percentages of annual base salary for Mr. Harbaugh — from 50% to 60%; and Mr. Edwards — from 45% to 50% in December 2012.

Post-separation, the Compensation Committee, based in part upon the recommendation of Mallinckrodt’s CEO and considering each named executive officer’s post-separation level of responsibility and market data for similar positions at companies in our peer group, approved further increases to the target bonus opportunities for the annual incentive plan as percentages of annual base salary as follows: Mr. Harbaugh — from 60% to 70%; Mr. Edwards — from 50% to 60%; Mr. Merrick — from 55% to 60%; and Mr. Carchedi — from 55% to 60% in July 2013. The Compensation Committee, based in part upon the recommendation of Cook & Co., input from the full Board and considering the post-separation level of responsibility and market data for similar positions at companies in our peer group, approved an increase to the target bonus opportunity for the annual incentive plan as a percentage of annual base salary for Mr. Trudeau — from 80% to 100% in July 2013.

After the close of the fiscal year, the Compensation Committee received a report from management regarding the performance of Mallinckrodt against the pre-established performance goals. Awards were based on each named executive officer’s individual award target percentage and Mallinckrodt’s performance relative to the specific performance goals, as certified by the Compensation Committee, and, with respect to named executive officers other than Mr. Trudeau, considering attainment of each officer’s individual performance goals.

Long-Term Incentive Compensation.    During fiscal 2013, named executive officers were eligible to receive long-term incentive compensation awards pursuant to the Covidien Stock and Incentive Plan pre-separation, and then post-separation under the Mallinckrodt Pharmaceuticals Stock and Incentive Plan. In establishing the value of the fiscal 2013 long-term incentive compensation awards for each named executive officer other than Mr. Trudeau, Covidien’s management considered individual performance, including TLR performance ratings, the officer’s total compensation and mix of compensation for the previous fiscal year, the resulting compensation mix projected for fiscal 2013, the officer’s level of responsibility and previous equity grants. Mr. Merrick, who started after the fiscal 2013 long-term incentive award planning was completed, received a pro-rated long-term incentive award based on his target long-term incentive component as previously approved by Covidien in connection with his commencement of employment with Covidien. Post-separation, the Compensation Committee, based in part upon the recommendation of Mallinckrodt’s CEO and considering each named executive officer’s post-separation level of responsibility and market data for similar positions at companies in our peer group, approved an increase to the long-term incentive compensation award targets as percentages of annual base salary as follows: Mr. Harbaugh — from 70% to 175%; Mr. Watkins — from 80% to 120%; Mr. Edwards — from 70% to 120%; Mr. Merrick from 70% to 160% and Mr. Carchedi — from 70% to 160% in July 2013. The Compensation Committee, based in part upon the recommendation of Cook & Co., input from the full Board and considering Mr. Trudeau’s post-separation level of responsibility and market data for similar positions at companies in our peer group, approved an increase to the long-term incentive compensation award target as a percentage of annual base salary for Mr. Trudeau — from 200% to 400%.

Compensation Consultant.    The Compensation Committee utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. Steven Hall & Partners, Covidien’s independent compensation consultant prepared a number of studies comparing the pre-separation compensation of our named executive officers with compensation of similarly-situated executive officers in peer group companies. In anticipation of the separation, the Compensation Committee reconsidered the use of a Covidien-retained compensation consultant and decided to retain a different compensation consultant. Accordingly, in April 2013, subject to the separation of Mallinckrodt from Covidien, the Compensation Committee directly engaged Cook & Co. as its independent compensation consultant. The Compensation Committee has assessed the independence of Cook & Co. and determined that the compensation consultant is independent and that no conflicts of interest exist currently or existed dur-

ing fiscal 2013. Cook & Co. reports directly to the Compensation Committee and does not provide services to, or on behalf of, any other part of our business. Cook & Co. also has been retained by the Nominating and Governance Committee as its independent compensation consultant in all matters relating to non-employee director compensation. A representative of Cook & Co. reviews Compensation Committee materials, attends Compensation Committee meetings, assists the Compensation Committee with program design, generally provides advice to the Compensation Committee as compensation issues arise and provides recommendations on certain specific aspects of our compensation programs.

Peer Group.    When reviewing compensation programs for the named executive officers, the Compensation Committee considers the compensation practices of specific peer companies in the same industry of reasonably similar size to us, as well as compensation data from general industry published surveys. Our initial specific peer group was established by Covidien pre-separation with the assistance of the Covidien compensation committee’s independent compensation consultant, Steven Hall & Partners. With the assistance of Cook & Co., the Compensation Committee analyzed this peer group to determine whether the peer group was appropriate for us as a stand-alone company post-separation. Based on this analysis, the Compensation Committee concluded that the members of the group should be expanded for greater statistical significance and representation of the market for which we compete for executive talent. In refining its peer group selection, the Compensation Committee considered various factors, including the industry sector, revenue, net income, market capitalization and number of employees. The following table sets forth the post-separation peer group approved by the Compensation Committee:

Mylan Inc.	Hologic, Inc.
Actavis Inc. (formerly Watson Pharmaceuticals, Inc.)	Vertex Pharmaceuticals Incorporated
Shire plc	Regeneron Pharmaceuticals, Inc.
Hospira, Inc.	Alexion Pharmaceuticals, Inc.
Forest Laboratories, Inc.	Cubist Pharmaceuticals, Inc.
Perrigo Company	United Therapeutics Corporation
Valeant Pharmaceuticals International, Inc.	Salix Pharmaceuticals, Ltd.
Endo Health Solutions, Inc.	Jazz Pharmaceuticals plc
Warner Chilcott Ltd.	Impax Laboratories, Inc.

2013 Annual Incentive Awards

Mallinckrodt’s payment of fiscal 2013 annual incentive awards to the named executive officers was subject to the achievement of core financial and strategic focus metrics established pursuant to the Covidien 2013 AIP. For fiscal 2013, there were two core financial metrics which were weighted 35% each and which accounted for, in the aggregate, 70% of the performance multiplier. The strategic focus metrics accounted for the remaining 30% of the performance multiplier. The following describes the core financial and strategic focus metrics applicable to each named executive officer for fiscal 2013 as well as the process employed by Mallinckrodt to calculate the performance multiplier and final payouts to named executive officers under the 2013 AIP.

Core Financial Metrics.    The two core financial metrics for fiscal 2013, established pre-separation by Covidien and ratified by the Compensation Committee, were operating income and sales growth for the Pharmaceuticals business of Covidien. While operating income was measured on a Company wide basis for all named executive officers, sales growth was measured on a Company wide basis for named executive officers other than Messrs. Merrick and Carchedi who were measured against the sales growth targets for their respective divisions.

Strategic Focus Metrics.    The strategic focus metrics for Mr. Trudeau, established pre-separation by Covidien and ratified by the Compensation Committee, were gross margin and net inventory for the pharmaceutical segment. The strategic focus component for the other named executive officers was represented by their individual performance rating. Under the Covidien performance management process, the performance rating was based on core competencies established by Covidien and individual performance goals approved by the manager of each named executive officer, pre-separation, according to the process described below.

At the start of fiscal 2013, Covidien established six core competencies which were company-wide initiatives utilized to assess a portion of certain employees’ performance during fiscal 2013. Also at the start of fiscal 2013, corporate goals were established by Mr. Trudeau and the members of his executive team for the Company.

The following chart summarizes the 2013 AIP design, including the performance targets and performance scores for the core financial metrics for each named executive officer as well as the performance target and performance scores for the strategic focus metrics for Mr. Trudeau. Please refer to the discussion that immediately follows this chart for more detail regarding the calculation of the performance multiplier for the strategic focus component for named executive officers other than Mr. Trudeau, as well as the final payout under the 2013 AIP for each named executive officer.

Fiscal 2013 Annual Incentive Plan Design Summary

Executive Officer	Performance Metric	Weight	Performance Target(1)	Performance Results	Performance Multiplier	Weighted Performance Multiplier
			(dollars in millions)
Mark Trudeau	Operating Income	35%	$377.6	$376.3	96.64%	33.82%
	Sales Growth	35%	6.8%	8.2%	169.37%	59.28%
	Gross Margin	15%	46.5%	44.8%	59.93%	8.99%
	Net Inventory	15%	$350.0	$356.2	91.10%	13.67%

Performance Multiplier Total						115.76%
Matthew Harbaugh	Operating Income	35%	$377.6	$376.3	96.64%	N/A
Ian Watkins
Peter Edwards	Sales Growth	35%	6.8%	8.2%	169.37%	N/A
David Silver

Performance Multiplier for Core Financial Metrics Only					133.0%	N/A
Stephen Merrick	Operating Income	35%	$377.6	$376.3	96.64%	N/A
	Sales Growth — International	35%	8.6%	-0.6%	0%	N/A

Performance Multiplier for Core Financial Metrics Only					48.32%	N/A
Stefano Carchedi	Operating Income	35%	$377.6	$376.3	96.64%	N/A
	Sales Growth — North America	35%	6.6%	11.9%	200%	N/A

Performance Multiplier for Core Financial Metrics Only					148.32%	N/A

(1)

The performance metrics used for compensation purposes include non-GAAP financial measures which exclude the effects of anticipated one-time, generally non-recurring items which the Compensation Committee believes may mask the underlying operating results and/or business trends of the business segment. The categories of these anticipated extraordinary items are identified at the beginning of the fiscal year when the performance measure is approved and, for the Mallinckrodt 2013 AIP, included certain restructuring charges, revenue adjustments related to businesses exited or sold, acquisitions, goodwill or other intangible asset impairment charges, shareholder and other litigation charges, certain legacy tax matters and costs related to separation.

For the 2013 AIP, the performance targets were calculated as follows:

•

Operating income is the operating income of Mallinckrodt as Covidien’s Pharmaceutical business pre-separation and on a consistent basis post-separation, calculated using the currency exchange rate applied in setting our annual operating plan in order to eliminate the effect of currency exchange rate fluctuations.

•

Sales growth is the total change in net trade sales of Mallinckrodt as Covidien’s Pharmaceutical business pre-separation and on a consistent basis post-separation for fiscal 2013 in U.S. dollars, calculated using fiscal 2012 currency exchange rates divided by fiscal 2012 net trade sales.

•

Gross margin is gross margin dollars of Mallinckrodt as Covidien’s Pharmaceutical business pre-separation and on a consistent basis post-separation, divided by net sales dollars, where gross margin dollars is calculated by adjusting sales primarily for product costs, variances in plant, freight costs, royalties, warehousing, inventory adjustments and currency exchange rate fluctuations.

•	Net Inventory is the balance sheet Inventories excluding Global Medical Imaging inventory at distribution centers located outside of the United States and Canada.

Our operating income and sales growth exceeded the 2013 AIP target performance level, while gross margin and net inventory did not meet the target performance level. Payout under the 2013 AIP to Mr. Trudeau was made at 115.76% of target performance level (i.e., by application of a performance multiplier of 115.76%).

With respect to the other named executive officers, pool funding under the 2013 AIP was determined solely on the results of the core financial metrics. For Messrs. Harbaugh, Watkins, Edwards and Silver it was based on a performance multiplier of 133%, which represents an equal weighting of the 96.64% and 169.37% performance multipliers for the operating income and sales growth core financial metrics, respectively. For Messrs. Merrick and Carchedi, it was based on the equal weighting of the Company operating income and the sales growth metric for their respective divisions. A preliminary payout was determined using a weighted average of 70% based on the core financial metrics performance multiplier and 30% based upon the strategic focus component multiplier.

As stated above, the strategic focus metrics for named executive officers other than Mr. Trudeau consisted of core competencies established by Covidien and individual performance goals approved by each named executive officer’s pre-separation manager.

For fiscal 2013, the individual performance goals approved for the named executive officers other than Mr. Trudeau included certain corporate level objectives, primarily related to the successful achievement of the Company’s separation from Covidien and establishment of Mallinckrodt as a newly independent public company and certain business level objectives, primarily related to the successful achievement in advancing the Company’s product pipeline, as well as the achievement of certain objectives focused on operational excellence and customer satisfaction.

Immediately after the conclusion of fiscal 2013, the Chief Executive Officer conducted a performance evaluation for each executive officer by assessing the executive officer’s performance during fiscal 2013 against each of the six core competencies and individual performance goals. During this process, each named executive officer’s individual performance rating was categorized as exceeding, achieving, partially achieving or not achieving the stated objective. The Chief Executive Officer then determined a strategic focus component performance modifier based on the performance rating and the schedule below:

Performance Rating	Target	Strategic Focus Component Performance Modifier
Exceeding	150%	125% — 175%
Achieving	100%	75% — 125%
Partially Achieving	50%	25% — 75%
Not Achieving	0	0%

Once the strategic focus component performance modifier was determined, Mallinckrodt calculated a preliminary payout for each named executive officer based on both the core financial metrics and the strategic focus component. The Chief Executive Officer then reviewed the preliminary payout and adjusted, if appropriate, the amount of the payout based on individualized performance, additional contributions by the named executive officer that were not captured within the parameters of the core competencies or individual performance goals, and the amount of the payout calculated solely based on the core financial metrics in order to align more closely the final payout with our financial performance and available pool funding.

The following chart lists the performance multiplier for the core financial metrics only, the payout based only on the performance multiplier for the core financial metrics (“CFM”), the performance multiplier for both the CFM and the strategic focus metrics (“SFM”), the preliminary payout amount determined by application of the performance multiplier for both the CFM and the SFM and the final payout made to each named executive officer. The chart also lists, for Mr. Trudeau, the performance multiplier applicable to his payout and his final payout amount.

Executive Officer	Performance Multiplier for CFM Only	Payout Based on CFM Performance Multiplier Only (“Funded Amount”)	Performance Multiplier for CFM and SFM	Preliminary Payout Based on CFM and SFM Performance Multiplier	Final 2013 Annual Incentive Payout
Mark Trudeau	N/A	N/A	1.1576x	N/A	$885,564
Matthew Harbaugh		$365,764	1.46x	$400,410	$402,021
Ian Watkins		$319,212	1.41x	$338,648	$331,021
Peter Edwards		$279,311	1.31x	$274,267	$280,020
Stephen Merrick		$67,044	0.64x	$88,556	$90,000
David Silver		$122,978	1.23x	$113,823	$113,823
Stefano Carchedi		$354,578	1.11x	$266,134	$266,000

From time to time, the Compensation Committee may also grant discretionary bonuses to reward employees for performance that has greatly exceeded the employee’s objectives and goals or the employee has made a unique contribution to the Company during the year or when other factors and circumstances warrant. The Compensation Committee approved a one-time special discretionary bonus award to Mark Trudeau, our President and Chief Executive Officer, to recognize his leadership and work related to the separation from Covidien, including the advancement of strategic initiatives in fiscal 2013 to position Mallinckrodt for success as an independent public company. The special discretionary bonus award in the amount of $100,000 was approved on November 21, 2013 by the Compensation Committee, subject to the completion by Deloitte & Touche LLP’s audit of the Company’s consolidated and combined financial statements.

Long-Term Incentive Awards

The Compensation Committee uses annual long-term incentive compensation to deliver competitive total direct compensation opportunities that recognize employees for their contributions to the Company and align named executive officers with shareholders in focusing on long-term growth and stock performance.

For the 2013 fiscal year, our long-term incentive compensation program consisted of grants of restricted units and non-qualified stock options, some of which were awarded by Covidien pre-separation in November 2012 (and granted in December 2012) and some of which were granted by the Compensation Committee in connection with the separation in July 2013. The off-cycle, initial post-separation grants in July 2013, which consisted of an equal mix of non-qualified stock options and restricted units, were made pursuant to our Stock and Incentive Plan, which became effective in July 2013 (see “Initial Equity Grant” discussion on page 30). The Compensation Committee believes that the 50/50 mix of options and restricted units for the Initial Equity grants was appropriate to balance upside reward and downside value risk. Going forward, we expect to issue annual equity grants on the first NYSE trading day of the second quarter of each fiscal year. In November 2013, the Compensation Committee awarded the named executive officers fiscal 2014 annual equity grants, which consisted of a mix of non-qualified stock options (weighted 40%), restricted units (weighted 20%), and performance units (weighted 40%). Consistent with the timing described above, these awards were issued on January 2, 2014.

The Compensation Committee determines equity awards by establishing a dollar value for each named executive officer and then converting this dollar value to equity based on grant-date fair values.

By using this value approach, the number of stock options and restricted units will vary from year to year based on, among other things, our stock price at the time of grant, even though the awards may have the same dollar value under the Compensation Committee’s valuation methodologies.

Outstanding Performance Units (pre-separation)

Prior to the separation, named executive officers had previously received from Covidien performance units with performance-based vesting based on relative total shareholder return for each of the fiscal 2011 — 2013 performance period (the “Fiscal 2011 Performance Units”) and the fiscal 2012 — 2014 performance period (the “Fiscal 2012 Performance Units”). In connection with the separation, the ending date for the performance period was accelerated to the date of the separation and, in November 2013, the Compensation Committee certified the results for each of these awards and determined that 200% of the Fiscal 2011 Performance Units are eligible for vesting, subject to continued time-based vesting through December 2013, and 168% of the Fiscal 2012 Performance Units are eligible for vesting, subject to continued time-based vesting through December 2014.

Fiscal 2013 Annual Equity Grants (pre-separation)

Prior to the separation, named executive officers were eligible to receive long-term incentive compensation awards, consisting of restricted units and non-qualified stock options on Covidien ordinary shares, pursuant to the Covidien Stock and Incentive Plan during fiscal 2013. Upon separation from Covidien, all outstanding equity awards held by active employees of the Company were converted into like-kind equity awards of the Company. Such equity awards were converted at equivalent value determined using the intrinsic value method. The original vesting provisions remained in effect for all equity awards.

Restricted units.    Restricted units represent unissued ordinary shares; we do not issue stock until the applicable vesting requirements are satisfied. When the vesting requirements are satisfied, the executive receives ordinary shares without restriction. Restricted units granted to named executive officers during fiscal 2013 vest one-quarter annually beginning on the first anniversary of the grant date.

Non-qualified stock options.    Non-qualified stock options generally permit a named executive officer to purchase ordinary shares at a per-share exercise price equal to the fair market value of ordinary shares on the date of grant. Fair market value is equal to the closing price of ordinary shares as reported on the NYSE on the grant date. Options granted to named executive officers during the 2013 fiscal year generally have a 10 year term and vest one-quarter annually beginning on the first anniversary of the grant date.

Initial Equity Grant

On July 1, 2013, the Compensation Committee approved grants of initial equity awards to certain of Mallinckrodt’s executives, including the following grants to the named executive officers of Mallinckrodt:

Name	Grant Date Fair Value
Mark Trudeau	$7,203,333
Matthew Harbaugh	$770,357
Ian Watkins	$480,253
Peter Edwards	$480,253
Stephen Merrick	$592,304
Stefano Carchedi	$680,355

In establishing the dollar value for the July 2013 grants, the Compensation Committee reviewed comparable information from the newly established peer group, as well as information relating to equity grants made by companies in a similar spin-off situation. The Compensation Committee reviewed research prepared by Steven Hall and Partners and validated by Cook & Co., which indicated that equity awards listed in proxy statements for named executive officers in the first year after a spin-off were generally two to three times higher than equity grants made prior to the spin-off, with the two times level more prevalent. The research noted that the higher awards at the time of spin-off typically resulted in reduced award levels for the following year. Accordingly, after considering accounting cost, equity overhang and run-rate issues, the Compensation Committee granted initial awards with a value approximately one times the intended post-separation annual grant value for each named executive officer (two times for the CEO). The size of Mr. Trudeau’s initial equity grant was based on the terms of the February 1, 2012 letter agreement between Mr. Trudeau and Covidien, which provided that upon a spin-off of the Pharmaceuticals business, the spun-off entity would issue an initial equity award equal to at least two times a competitive annualized equity grant value for the CEO of a comparable company.

The objectives of the initial equity grant were to:

•	strengthen named executive officers alignment with shareholders; and

•	continue to motivate and retain named executive officers during the initial stages of a public launch.

For each individual, approximately 50% of the value of the grants was awarded in the form of restricted units and 50% of the value was awarded in the form of stock options. Each restricted unit award (except for Mr. Trudeau’s restricted unit award) and stock option award under these initial equity grants will vest in two equal amounts on each of July 1, 2016 and 2017. The stock option awards have an exercise price of $44.00 per share and a 10-year term. Mr. Trudeau’s restricted unit award vests in its entirety on July 1, 2018.

Other Benefits

Each of the benefits described below was chosen to support Mallinckrodt’s philosophy of providing a total rewards perspective to compensating its employees. Collectively, these benefits are intended to be competitive with Mallinckrodt’s peer companies.

Retirement Benefits.    Covidien maintains six defined benefit pension plans for the benefit of U.S. employees associated with its Pharmaceuticals business. These pension plans have been frozen with respect to all future benefit accruals. No named executive officer is eligible to participate in any of these defined benefit plans because all such plans were frozen before each executive officer commenced employment with Mallinckrodt or Covidien. However, the named executive officers are eligible to participate in the Mallinckrodt Retirement Savings and Investment Plan (“Mallinckrodt Retirement Savings Plan”), which is Mallinckrodt’s 401(k) plan available to all eligible U.S. employees, and the Mallinckrodt Supplemental Savings and Retirement Plan (“Mallinckrodt Supplemental Savings Plan”), Mallinckrodt’s non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Mallinckrodt Supplemental Savings Plan provides benefits that participants, including our named executive officers, can receive above and beyond Internal Revenue Code limitations. For more information regarding the Mallinckrodt Supplemental Savings Plan, see “Executive Compensation — Non-Qualified Deferred Compensation.”

Health and Welfare Benefits.    The health and welfare benefits Mallinckrodt provides to the named executive officers are offered to all eligible U.S.-based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and an employee assistance program.

Perquisites.    Although Mallinckrodt does not have a perquisite program, it maintains an executive physical program which offers comprehensive and coordinated annual physical examinations to certain senior-level employees. This program is available to Mr. Trudeau and all other senior executive officers, including the other named executive officers.

Employee Stock Purchase Plan.    Effective October 1, 2013, Mallinckrodt began maintaining a broad-based employee stock purchase plan that provides eligible employees, including the named executive officers, with the opportunity to purchase Mallinckrodt ordinary shares. Eligible employees authorize payroll deductions to be made for the purchase of Mallinckrodt ordinary shares and Mallinckrodt provides a 15% matching contribution (25% for employees who did not receive an initial equity grant post-separation — the 25% match is limited to fiscal year 2014 after which the match will be 15%) on up to $25,000 of an employee’s payroll deductions in any calendar year. All shares are purchased on the open market by a designated broker and are required to be held by participants for 12 months after purchase.

Severance Benefits.    Mallinckrodt maintains an executive severance plan which provides benefits to Mallinckrodt senior executives upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Severance benefits, in the form of base salary continuation, bonus and health benefits are generally payable for 18 months (24 months for our President and Chief Executive Officer) following a qualifying termination of employment. Receipt of these benefits is conditioned upon the named executive officer signing a release of any claims against Mallinckrodt.

Change in Control Benefits.    Mallinckrodt maintains a change in control plan which provides benefits to certain Mallinckrodt senior executives upon an involuntary termination of employment or good reason resignation that occurs during a period shortly before and continuing after a change in control (a double trigger arrangement). Benefits are generally payable following a qualifying termination of employment in a lump-sum cash payment equal to 1.5 times (2 times for our President and Chief Executive Officer) the sum of the executive’s base salary and the average of the executive’s bonus for the previous three fiscal years. Additional benefits provided upon a change in control termination include full vesting of outstanding equity awards, continued subsidy for health plan premiums for an 18-month period (24 months for our President and Chief Executive Officer) and outplacement services. Receipt of change in control severance benefits is conditioned upon the executive signing a release of any claims against Mallinckrodt. The plan does not provide excise tax gross-ups.

Share Ownership Guidelines

To reinforce the alignment of management and shareholder interests, the Compensation Committee established share ownership guidelines. Under these guidelines, named executive officers are expected to hold equity with a value expressed as a multiple of base salary as follows:

President and Chief Executive Officer	5 times base salary

Other Named Executive Officers	3 times base salary

In determining an executive’s ownership, shares held directly as well as shares underlying restricted units are included. Shares underlying unexercised stock options and unvested performance units are not included in the calculation. Until the required ownership level is achieved, the executives are required to retain at least fifty percent of net profit shares. Net profit shares are shares remaining after payment of the exercise price, if applicable, and taxes upon the exercise of stock options, vesting of restricted stock, and earn-out of performance shares. Mallinckrodt’s Insider Trading Policy prohibits employees, including named executive officers, from engaging in transactions in puts, calls, cashless collars, options or similar rights and obligations involving Mallinckrodt securities, other than the exercise of a Mallinckrodt-issued stock option.

Deductibility of Executive Compensation

The Compensation Committee has generally intended to structure Mallinckrodt’s executive compensation in a manner designed to qualify for deductibility under Section 162(m) of the Code when consistent with Mallinckrodt’s overall compensation program objectives, while also maintaining maximum flexibility in the design of Mallinckrodt compensation programs and in making appropriate payments to named executive officers.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for the oversight of the Company’s compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2014 Annual General Meeting of Shareholders, which will be filed with the Securities and Exchange Commission.

Human Resources and Compensation Committee

David R. Carlucci, Chairman

Diane H. Gulyas

Nancy S. Lurker

Executive Compensation Tables

Summary Compensation

As noted previously, during fiscal year 2013, we separated from Covidien. The information included in the Summary Compensation Table below reflects fiscal year 2013 compensation earned by our chief executive officer, chief financial officer and the three other most highly compensated executive officers in fiscal 2013 for services rendered to Covidien and its subsidiaries before separation (September 28, 2012 to June 27, 2013) and for services rendered to Mallinckrodt and its subsidiaries after separation (June 28, 2013 to September 27, 2013). The table also includes information for two additional individuals for whom disclosure would have been required but for the fact that they were no longer serving as executive officers on September 27, 2013. We refer to these seven individuals collectively as our “named executive officers.” For a more complete understanding of the table, please read the narrative following the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)
Mark C. Trudeau	2013	$723,942	$100,000	$4,315,055	$4,931,881	$885,564	—	$84,347	$11,040,789
President and Chief Executive Officer	2012	$420,000	$225,000	$945,965	$623,096	$507,252	—	$109,730	$2,831,044

Matthew K. Harbaugh	2013	$380,554	$—	$581,814	$820,031	$402,021	—	$33,283	$2,217,703
Senior Vice President and Chief Financial Officer	2012	$334,723	$—	$428,537	$364,707	$205,543	—	$34,295	$1,367,804

Ian J. Watkins Senior Vice President and Chief Human Resources Officer	2013	$383,269	$50,000	$390,047	$454,413	$331,021	—	$536,578	$2,145,328

Peter G. Edwards	2013	$367,410	$—	$408,343	$460,007	$280,020	—	$32,954	$1,548,734
Senior Vice President and General Counsel	2012	$322,827	$—	$149,465	$81,535	$181,825	—	$23,522	$759,174

Stephen Merrick Senior Vice President and President, Commercial Operations (International)	2013	$217,885	$—	$390,830	$429,695	$90,000	—	$204,502	$1,332,912

Stefano R. Carchedi Former Senior Vice President and President, Commercial Operations (North America)	2013	$357,692	$75,000	$471,257	$523,872	$266,000	—	$130,875	$1,824,696

David E. Silver	2013	$246,518	$—	$132,088	$28,015	$113,823	—	$1,124,851	$1,645,295
Former Senior Vice President, Portfolio Management, Strategy, and Business Development and Licensing	2012	$296,881	$—	$211,517	$115,335	$149,998	—	$21,985	$795,716

Bonus (Column B) The amounts reported in Column B represent, for Mr. Trudeau, a one-time special discretionary bonus to recognize his leadership and work related to our separation from Covidien, including the advancement of strategic initiatives during the year to position the Company for success as an independent public company and for Messrs. Watkins and Carchedi, a one-time bonus in connection with the commencement of their employment during fiscal 2013.

Stock Awards (Column E) and Option Awards (Column F) These columns represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted units and stock option awards issued to each of our named executive officers during the 2013 fiscal year as well as the incremental value for the grants of Covidien equity that converted to Mallinckrodt equity as of the date of the separation. The incremental value for the grants of Covidien equity that converted to Mallinckrodt equity is for Mr. Trudeau: $632,590; Mr. Harbaugh: $347,377; Mr. Watkins: $73,845; Mr. Edwards: $167,624; Mr. Carchedi: $63,634 and Mr. Silver: $12,400. Further information regarding the 2013 awards is included in the Fiscal 2013 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2013 Fiscal Year-End Table and the Compensation Discussion and Analysis (“CD&A”), beginning on page 18.

Amounts in these columns do not correspond to the actual value that may be recognized by the named executive officers, which may be higher or lower based on a number of factors, including the Company’s performance, stock price fluctuations and applicable vesting. For additional information relating to assumptions made in the valuation for current year awards reflected in these columns, see Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 27, 2013.

Non-Equity Incentive Plan Compensation (Column G) The amounts reported in Column G represent annual incentive cash awards paid to the named executive officers under our 2013 Annual Incentive Plan. For information regarding the calculation of these awards, see the CD&A, beginning on page 18.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H) No named executive officer is eligible to participate in a Mallinckrodt or Covidien defined benefit pension plan because all such plans were frozen before each executive officer commenced employment with Covidien.

All Other Compensation (Column I) The amounts reported in Column I represent the aggregate dollar amount for each named executive officer for employer contributions to the Retirement Savings Plan (including contributions by Covidien to the Covidien Retirement Savings Plan pre-separation), employer credits to the Supplemental Savings Plan (including contributions by Covidien to the Covidien Supplemental Savings and Retirement Plan pre-separation), relocation benefits, and tax reimbursements attributable to relocation benefits. The following table shows the specific amounts included in Column I of the Summary Compensation Table for fiscal 2013.

ALL OTHER COMPENSATION

Name and Principal Position	Contributions to Retirement Savings Plan	Credits to Supplemental Savings Plan	Perquisites and Other Personal Benefits	Severance Benefits	Relocation Benefits	Tax Reimburse- ments on Relocation Benefits	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)
Mark C. Trudeau President and Chief Executive Officer	$15,300	$65,797	$3,250		—	—	$84,347
Matthew K. Harbaugh Senior Vice President and Chief Financial Officer	$14,949	$18,334	—	—	—	—	$33,283
Ian J. Watkins Senior Vice President and Chief Human Resources Officer	$17,302	$1,638	—	—	$513,747	$3,891	$536,578
Peter G. Edwards Senior Vice President, General Counsel	$16,034	$16,921	—	—	—	—	$32,954
Stephen Merrick Senior Vice President and President, Commercial Operations (International)	$12,325	—	—	—	$167,268	$24,909	$204,502
Stefano R. Carchedi Former Senior Vice President and President, Commercial Operations (North America)	$17,896	$1,835	—	—	$67,495	$43,649	$130,875
David E. Silver Former Senior Vice President, Portfolio Management, Strategy, and Business Development and Licensing	$11,126	$11,954	—	$1,101,772	—	—	$1,124,851

Perquisites & Other Personal Benefits (Column D)

Mr. Trudeau.    The amount in Column D includes an annual physical under the Company’s executive physical program.

Severance Benefits (Column E)

Mr. Silver.    The amount in Column E reflects severance cash payments received in fiscal year 2013 under the Mallinckrodt Pharmaceuticals Severance Plan for U.S. Officers and Executives. It also includes a $1,000,000 termination bonus as part of a retention agreement between Mr. Silver and the Company.

Grants of Plan-Based Awards

The following table provides information concerning the annual incentive cash awards and equity incentive awards granted to each of our named executive officers in fiscal 2013, including equity awards granted by Covidien in fiscal 2013 pre-separation.

•	“AIP” is the annual incentive cash award payable pursuant to our 2013 Annual Incentive Plan.

•	“RSUs” are restricted unit awards subject to time-based vesting.

•	“Options” are nonqualified stock options subject to time-based vesting.

The table does not show equity awards granted by Covidien prior to fiscal year 2013 which were converted into Mallinckrodt equity awards in connection with the separation. For a more complete understanding of the table, please read the related narrative.

FISCAL 2013 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Date of Committee Action	Estimate Future Payouts Under Non-Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (S/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
(A)	(B)		(C)	(D)	(E)	(F)	(G)	(H)	(I)
Mark C. Trudeau
AIP			$133,875	$765,000	$1,530,000
RSUs	12/3/2012	11/14/2012				17,138			$715,019
	7/1/2013					81,819			$3,600,036
Options	12/3/2012	11/14/2012					77,750	$41.73	$1,048,189
	7/1/2013						234,437	$44.00	$3,603,297
Matthew K. Harbaugh
AIP			$68,750	$275,000	$550,000
RSUs	12/3/2012	11/14/2012				3,517			$146,746
	7/1/2013					8,750			$385,000
Options	12/3/2012	11/14/2012					15,958	$41.73	$209,647
	7/1/2013						25,072	$44.00	$385,357
Ian J. Watkins
AIP			$60,000	$240,000	$480,000
RSUs	12/3/2012	11/14/2012				3,596			$150,027
	7/1/2013					5,455			$240,020
Options	12/3/2012	11/14/2012					16,303	$41.73	$214,180
	7/1/2013						15,630	$44.00	$240,233
Peter G. Edwards
AIP			$52,500	$210,000	$420,000
RSUs	12/3/2012	11/14/2012				2,729			$113,873
	7/1/2013					5,455			$240,020
Options	12/3/2012	11/14/2012					12,384	$41.73	$162,692
	7/1/2013						15,630	$44.00	$240,233
Stephen Merrick
AIP			$34,688	$138,750	$277,500
RSUs	3/1/2013	2/28/2013				2,057			$94,798
	7/1/2013					6,728			$296,032
Options	3/1/2013	2/28/2013					9,328	$46.08	$133,423
	7/1/2013						19,276	$44.00	$296,272
Stefano R. Carchedi
AIP			$59,766	$239,063	$478,125
RSUs	1/2/2013	12/20/2012				3,100			$131,225
	7/1/2013					7,728			$340,032
Options	1/2/2013	12/20/2012					14,061	$42.33	$183,549
	7/1/2013						22,142	$44.00	$340,323
David E. Silver
AIP			$23,115	$92,461	$184,922
RSUs	12/3/2012	11/14/2012				2,278			$119,688
Options	12/3/2012	11/14/2012					10,335	$52.53	$28,015

Non-Equity Incentive Plan Awards (Columns C through E) The amounts reported in Columns C through E reflect threshold, target and maximum award amounts for fiscal 2013 that were set by Covidien in fiscal year 2013 under its Annual Incentive Plan, but were paid post-separation pursuant to our 2013 Annual Incentive Plan, which is an element of our 2013 Stock and Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table.

Stock Awards and Option Awards (Columns F and G) On December 3, 2012 and January 2, 2013, Covidien granted stock options and restricted units to employees, including certain named executive officers which vest one-quarter annually beginning on the first anniversary of the grant date. All Covidien awards are presented on a post-conversion basis; that is, grants of Covidien equity that were converted into Mallinckrodt equity have been reported as Mallinckrodt equity in this table. Mr. Silver terminated his employment with Covidien’s Pharmaceutical business pre-separation, and as such, Mr. Silver’s awards were not converted into Mallinckrodt equity awards. The grants issued by us on July 1, 2013 include stock options and restricted units, which (except for Mr. Trudeau’s restricted stock unit award which will vest in its entirety on July 1, 2018) will vest in two equal amounts on each of July 1, 2016 and 2017.

Grant Date Fair Value of Stock and Option Awards (Column I) This column represents the aggregate grant date fair value, computed in accordance with ASC 718 of restricted units and stock option awards issued to each of our named executive officers during the 2013 fiscal year as well as the incremental value for the 2013 fiscal year grants of Covidien equity that converted to Mallinckrodt equity as of the date of the separation. The incremental value for the 2013 fiscal year grants of Covidien equity that converted to Mallinckrodt equity is for Mr. Trudeau: $352,195; Mr. Harbaugh: $72,282; Mr. Watkins: $73,845; Mr. Edwards: $56,092; Mr. Merrick $45,471 and Mr. Carchedi: $63,634.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding stock option awards and unvested restricted unit and performance unit awards held by each named executive officer as of September 27, 2013. All Covidien awards are presented on a post-conversion basis; that is, grants of Covidien equity that were converted into Mallinckrodt equity have been reported as Mallinckrodt equity in this table. For a more complete understanding of the table, please read the footnotes that follow the table. Unless otherwise specified, the market value of outstanding stock awards in the table is calculated by multiplying the number of unvested restricted or performance units by $43.57, the closing price of our stock on September 27, 2013.

OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)	(C)		(E)	(F)	(G)		(H)	(I)		(J)
Mark C. Trudeau	17,904	53,712	(1)	$37.8500	01/31/2022	18,359	(2)	$799,902	—		$—
		77,750	(3)	$41.7300	12/02/2022	17,284	(4)	$753,064
		234,437	(5)	$44.0000	06/30/2023	81,819	(6)	$3,564,854
Matthew K. Harbaugh	—	3,166	(7)	$34.5000	11/30/2019	413	(8)	$17,994	3,600	(21)	$156,852
	7,474	7,477	(9)	$31.1200	11/30/2020	897	(10)	$39,082	3,681	(22)	$160,376
	10,539	31,623	(11)	$33.6700	11/30/2021	6,307	(12)	$274,796
	1,726	5,186	(13)	$37.8500	01/31/2022	1,160	(14)	$50,541
	—	15,958	(3)	$41.7300	12/02/2022	3,545	(4)	$154,456
	—	25,072	(5)	$44.0000	06/30/2023	8,750	(6)	$381,238
Ian J. Watkins	—	16,303	(3)	$41.7300	12/02/2022	3,626	(4)	$157,983	—		$—
	—	15,630	(5)	$44.0000	06/30/2023	5,455	(6)	$237,674
Peter G. Edwards	1,996	1,998	(15)	$29.8900	05/31/2020	516	(16)	$22,482	3,372	(21)	$146,918
	—	7,007	(9)	$31.1200	11/30/2020	844	(10)	$36,773	4,202	(22)	$183,067
	—	8,326	(11)	$33.6700	11/30/2021	936	(12)	$40,782
	—	12,384	(3)	$41.7300	12/02/2022	2,751	(4)	$119,861
	—	15,630	(5)	$44.0000	06/30/2023	5,455	(6)	$237,674
Stephen Merrick	—	9,328	(17)	$46.0800	02/28/2023	2,065	(18)	$89,972	—		$—
	—	19,276	(5)	$44.0000	06/30/2023	6,728	(6)	$293,139
Stefano R. Carchedi	—	14,061	(19)	$42.3300	01/01/2023	3,112	(20)	$135,590	—		$—
	—	22,142	(5)	$44.0000	06/30/2023	7,728	(6)	$336,709
David E. Silver	2,690	—	(7)	$43.4400	06/28/2016	—		$—	1,411	(22)	$86,015

	2,936	—	(9)	$39.1800	06/28/2016
	3,118	—	(11)	$42.3900	06/28/2016
	2,583	—	(3)	$52.5300	06/28/2016

Footnotes

Unless otherwise specified, stock option and restricted unit awards vest one-quarter annually, beginning on the first anniversary of the grant date.

(1)	Represents stock options granted on February 1, 2012 to Mr. Trudeau in connection with his commencement of employment with Covidien.

(2)

Represents restricted units granted on February 1, 2012 to Mr. Trudeau in connection with his commencement of employment as President of Covidien’s Pharmaceuticals business; 6,296 of which vest fifty percent on each the 2nd and 3rd anniversaries of the grant date and 12,063 of which vest one-third on each the 2nd, 3rd and 4th anniversaries of the grant date.

(3)

Represents stock options granted on December 3, 2012. For Mr. Silver, the stock options represent a right-to-buy Covidien shares as he terminated prior to the separation from Covidien and his outstanding awards were not converted to Mallinckrodt awards.

(4)	Represents restricted units granted on December 3, 2012.

(5)	Represents stock options granted on July 1, 2013 in connection with the separation from Covidien which vest fifty percent on each the 3rd and 4th anniversaries of the grant date.

(6)

Represents restricted units granted on July 1, 2013 in connection with the separation from Covidien which vest fifty percent on each the 3rd and 4th anniversaries of the grant date; except for the grant to Mr. Trudeau which vests in full on the 5th anniversary of the grant date.

(7)

Represents stock options granted on December 1, 2009. For Mr. Silver, the stock options represent a right-to-buy Covidien shares as he terminated prior to the separation from Covidien and his outstanding awards were not converted to Mallinckrodt awards.

(8)	Represents restricted units granted on December 1, 2009.

(9)

Represents stock options granted on December 1, 2010. For Mr. Silver, the stock options represent a right-to-buy Covidien shares as he terminated prior to the separation from Covidien and his outstanding awards were not converted to Mallinckrodt awards.

(10)	Represents restricted units granted on December 1, 2010.

(11)

Represents stock options granted on December 1, 2011. For Mr. Silver, the stock options represent a right-to-buy Covidien shares as he terminated prior to the separation from Covidien and his outstanding awards were not converted to Mallinckrodt awards.

(12)	Represents restricted units granted on December 1, 2011.

(13)	Represents stock options granted on February 1, 2012 to Mr. Harbaugh as a supplemental award.

(14)	Represents restricted units granted on February 1, 2012 to Mr. Harbaugh as a supplemental award.

(15)	Represents stock options granted on June 1, 2010 to Mr. Edwards in connection with his commencement of employment with Covidien.

(16)	Represents restricted units granted on June 1, 2010 to Mr. Edwards in connection with his commencement of employment with Covidien.

(17)	Represents stock options granted on March 1, 2013 to Mr. Merrick in connection with his commencement of employment with Covidien.

(18)	Represents restricted units granted on March 1, 2013 to Mr. Merrick in connection with his commencement of employment with Covidien.

(19)	Represents stock options granted on January 2, 2013 to Mr. Carchedi in connection with his commencement of employment with Covidien.

(20)	Represents restricted units granted on January 2, 2013 to Mr. Carchedi in connection with his commencement of employment with Covidien.

(21)

Represents performance units granted on December 1, 2010 that vest at the end of the fiscal 2011 — 2013 performance cycle. In connection with the separation, the ending date for the performance period was accelerated to the date of the separation and the amounts reported in this column are based on achievement of maximum performance (200%) and are subject to time-based vesting for the balance of the performance cycle.

(22)

Represents performance units granted on December 1, 2011 that vest at the end of the fiscal 2012 — 2014 performance cycle. In connection with the separation, the ending date for the performance period was accelerated to the date of the separation and the amounts reported in this column are based on achievement through the separation date (168%) and are subject to time-based vesting for the balance of the performance cycle. For Mr. Silver, the number of shares were additionally prorated to reflect his separation on June 28, 2013 and the market value in the table is calculated by multiplying the number of unvested performance units by $60.96, the closing price of Covidien’s stock on September 27, 2013.

Option Exercises and Stock Vested

The following table provides information regarding the number of Covidien stock options that were exercised by named executive officers during fiscal 2013 before separation and the value realized from the exercise of such awards. The table also provides information regarding the vesting of Covidien restricted stock during fiscal 2013 before separation. The number of shares with respect to these Covidien stock options and Covidien restricted stock is presented on a pre-conversion basis; that is, exercises and vesting of Covidien options or restricted stock are reported as Covidien shares because these exercises and vesting events occurred pre-separation. Post-separation, no named executive officer exercised any Company stock options or became vested in any Mallinckrodt restricted units and performance unit awards (including Covidien restricted units and performance unit awards that converted to Mallinckrodt restricted units and performance unit awards at separation) during fiscal 2013.

FISCAL 2013 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(A)	(B)	(C)	(D)	(E)
Mark C. Trudeau	—	$—	5,176	$324,276
Matthew K. Harbaugh	4,590	$72,293	4,774	$283,535
Ian J. Watkins	—	$—	—	$—
Peter G. Edwards	4,550	$61,605	903	$54,532
Stephen Merrick	—	$—	—	$—
Stefano R. Carchedi	—	$—	—	$—
David E. Silver	10,161	$143,534	6,812	$408,245

Pension Benefits

No named executive officer is eligible to participate in a Mallinckrodt or Covidien defined benefit pension plan because all such plans were frozen before each executive officer commenced employment with Covidien.

Non-Qualified Deferred Compensation

The following table provides information with respect to fiscal 2013 non-qualified deferred compensation for each named executive officer. For more information regarding information contained in the table and the material terms of our non-qualified deferred compensation plan, please read the related narrative and footnotes that follow the table.

FISCAL 2013 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY (#)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE ($)
(A)	(B)	(C)	(D)	(E)	(F)
Mark C. Trudeau	$29,750	$65,797	$21,404	—	$181,701
Matthew K. Harbaugh	—	$18,334	$16,366	—	$88,106
Ian J. Watkins	—	$1,638	$15	—	$1,654
Peter G. Edwards	—	$16,921	$2,692	—	$33,913
Stephen Merrick	—	—	—	—	—
Stefano R. Carchedi	—	$1,835	$18	—	$1,853
David E. Silver	—	$11,954	$25,647	—	$130,248

Executive Contributions in Last Fiscal Year (Column B) The amounts reported in Column B include amounts deferred by the named executive officers during the 2013 fiscal year under the Covidien plc Supplemental Savings and Retirement Plan (“Covidien Supplemental Savings Plan”) pre-separation and under our Supplemental Savings Plan post-separation. Each executive officer participated in the Covidien Supplemental Savings Plan pre-separation and participates in our Supplemental Savings Plan post-separation. We refer to both the Covidien Supplemental Savings Plan and our Supplemental Savings Plan in the narrative to this table as the Supplemental Savings Plan. Of the amounts reported in this column, the following amounts reflect deferrals from fiscal 2013 base salary that also are reported in Column C (Salary) of the Summary Compensation Table for 2013: Mr. Trudeau, $29,750.

Registrant Contributions in Last Fiscal Year (Column C) The amounts reported in Column C include amounts that Covidien credited to the Covidien Supplemental Savings Plan on behalf of the named executive officers during the 2013 fiscal year pre-separation and that we credited to our Supplemental Savings Plan on behalf of the named executive officers post-separation. These amounts are included in the amounts set forth in Column I of the Summary Compensation Table for fiscal 2013 and are specifically broken out in the footnote to Column D of the All Other Compensation Table.

Aggregate Earnings in Last Fiscal Year (Column D) The amounts reported in Column D include earnings credited to the named executive officer’s account in the Supplemental Savings Plan. Earnings on amounts credited to the Supplemental Savings Plan are determined by investment selections made by each named executive officer in investment alternatives that generally mirror investment choices offered under the Retirement Savings Plan (our 401(k) plan).

Aggregate Balance at Last Fiscal Year End (Column F) Upon separation, amounts credited to each executive officer’s account in the Covidien Supplemental Savings Plan were transferred to and credited under our Supplemental Savings Plan. As a result, the amount reported in Column F for each executive officer includes the executive officer’s total balance in our Supplemental Savings Plan as of September 27, 2013.

Supplemental Savings Plan.    Under the Supplemental Savings Plan, participants, including named executive officers, may defer up to 50% of their base salary and 100% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate such participant is eligible to receive matching contributions under the Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($255,000 for 2013). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Internal Revenue Code Section 409A. Amounts credited to the Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments.

Under the Retirement Savings Plan, the Company makes an automatic contribution of three percent (3%) of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match fifty cents ($0.50) for every one dollar ($1.00) employees contribute, up to the first six percent (6%) of eligible pay.

Potential Payments upon Termination

Severance Plan.    For all of the named executive officers, severance benefits are payable pursuant to the Mallinckrodt Severance Plan for U.S. Officers and Executives. Under the Severance Plan, benefits are payable to eligible executives, including named executive officers, upon an involuntary termination of employment for any reason other than cause, permanent disability or death. Post-termination benefits consist of:

•	continuation of base salary for a period of 18 months (24 months for the Chief Executive Officer);

•

payment of 1.5 times the average of the executive’s bonus for the previous three fiscal years, paid over a period of 18 months (two times the average of the previous three fiscal year bonuses, paid over a period of 24 months for the Chief Executive Officer);

•	continuation of health and dental benefits at active employee rates for a period of up to 18 months (24 months for the Chief Executive Officer);

•	12 months accelerated vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable award agreement);

•	outplacement services, in our discretion, for up to 12 months; and

•	payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates.

Upon a termination of employment other than for cause, including an involuntary termination of employment where the executive becomes eligible for severance benefits, executives, including named executive officers, forfeit all unvested restricted unit and performance unit awards and any stock options which do not vest within 12 months after the executive’s employment termination date.

Change in Control Plan.    For all named executive officers, change in control severance benefits are payable pursuant to the Mallinckrodt Change in Control Severance Plan for Certain U.S. Officers and Executives. Under the Change in Control Plan, benefits are payable to eligible executives, including named executive officers, only if the plan’s double trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive must experience an involuntary termination of employment or good reason resignation during a period that begins 60 days before and ends 2 years after a change in control. Post-termination benefits consist of:

•	a single lump sum payment equal to 18 months of the executive’s base salary (24 months for the Chief Executive Officer);

•

a single lump sum payment equal to 1.5 times the average of the executive’s bonus for the previous three fiscal years (2 times the average of the previous three fiscal year bonuses for the Chief Executive Officer);

•	continuation of health and dental benefits at active employee rates for a period of up to 18 months (24 months for the Chief Executive Officer);

•	full vesting of unvested stock options;

•	12 months to exercise vested stock options (unless a longer period is provided in the applicable option agreement);

•	full vesting of unvested restricted unit awards which are subject solely to time-based vesting;

•

full vesting of unvested performance unit awards if, and to the extent that, the Compensation Committee determines that the applicable performance criteria have been or will be attained or would have been attained during the 18-month period after the executive’s employment terminates (24-month period for the Chief Executive Officer);

•	outplacement services, in our discretion, for up to 12 months; and

•	payment of a pro-rata portion of the executive’s annual incentive cash award for the fiscal year during which such executive’s employment terminates.

The payment of benefits under our Severance Plan and our Change in Control Plan is conditioned upon the executive executing a general release in favor of the Company and is subject to the terms of the Non-Competition, Non-Solicitation, and Confidentiality Agreement by and between the executive and the Company, under which the executive agreed not to disclose confidential Company information at any time and not to compete with the Company nor solicit our employees or customers, for a period of one year following termination of employment. We may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims. Payments may be delayed until six months after termination of employment if necessary to comply with Internal Revenue Code Section 409A.

Upon a termination of employment for cause, executives, including named executive officers, are not eligible for severance benefits under our Severance Plan or our Change in Control Plan and forfeit all unvested stock options, restricted unit and performance unit awards. In addition, the stock option, restricted unit and performance unit awards include a “claw-back” feature pursuant to which we may recover the amount of any profit the named executive officer realized upon the exercise of options, or the vesting of any restricted unit or performance unit award, during the 12-month period that occurs immediately prior to the executive officer’s involuntary termination of employment for cause. For purposes of our Severance Plan and our Change in Control Plan, as well as the “claw-back” feature discussed in the preceding sentence, “cause” means substantial failure or refusal of the named executive officer to perform the duties and responsibilities of his job as required by the Company, violation of any fiduciary duty owed to the Company, conviction of a felony or misdemeanor, dishonesty, theft, violation of Company rules or policy, including a violation of our Guide to Business Conduct, or other egregious conduct that has or could have a serious and detrimental impact on the Company and its employees.

Other Termination Benefits.    The terms of our annual incentive plan and equity plan provide for certain benefits upon a named executive officer’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where an executive officer terminates employment after attaining age 60 and the sum of the executive’s age and years of service equals at least 70. Under the annual incentive plan, named executive officers are eligible to receive a pro-rated annual incentive cash award based on the number of days that the executive officer was employed by the Company during the fiscal year upon death, disability or normal retirement. Under the equity plan, named executive officers are eligible to receive full vesting of stock options, restricted units and performance units upon death, disability or normal retirement.

Retention Agreements.    The following describes the benefits that Covidien agreed to provide to certain named executive officer as part of its retention program, and which we have assumed as part of the separation.

Mr. Harbaugh.    The retention agreements entered into with Mr. Harbaugh provides that Mr. Harbaugh is eligible to receive a spin bonus or termination bonus. The spin bonus, which is payable on the six-month anniversary of the completion of the separation if Mr. Harbaugh remains con-

tinuously employed by us through such anniversary date, equals $139,755. The termination bonus, which is payable if, before the six-month anniversary of the completion of the separation, we involuntarily terminate Mr. Harbaugh’s employment, or he resigns from employment for good reason, or if he dies or becomes permanently disabled, equals $750,000.

Mr. Edwards.    The retention agreement entered into with Mr. Edwards provides that Mr. Edwards is eligible to receive a spin bonus or termination bonus. The spin bonus, which is payable on the six-month anniversary of the completion of the separation if Mr. Edwards remains continuously employed by us through such anniversary date, equals $157,951. The termination bonus, which is payable if, before the six-month anniversary of the completion of the separation, we involuntarily terminate Mr. Edwards’ employment, Mr. Edwards resigns from employment for good reason, or Mr. Edwards dies or becomes permanently disabled, equals $500,000.

All of the retention agreements discussed above require the forfeiture of retention benefits in the event that Mallinckrodt terminates the named executive officer’s employment for cause. The retention agreements also subject the payment of retention benefits to the named executive officer complying with the Mallinckrodt Guide to Business Conduct (or successor guide to business conduct), preserving confidentiality on the terms and conditions of any transaction or the status of any negotiations relating to any transaction, and cooperating with efforts surrounding a sale or spin-off transaction.

For purposes of the Severance Plan, the Change in Control Plan and the retention agreements, “cause” means substantial failure or refusal of the named executive officer to perform the duties and responsibilities of his job as required by Mallinckrodt, violation of any fiduciary duty owed to Mallinckrodt, conviction of a felony or misdemeanor, dishonesty, theft, violation of Mallinckrodt rules or policy, including a violation of the Mallinckrodt Guide to Business Conduct, or other egregious conduct that has or could have a serious and detrimental impact on Mallinckrodt and its employees.

For purposes of the Change in Control Plan and the retention agreements, “good reason” means any retirement or termination of employment by the named executive officer that is not initiated by Mallinckrodt and that is caused by any one or more of the following events, in each case, without the named executive officer’s written consent: (i) assignment to the named executive officer of any duties inconsistent in any material respect with the named executive officer’s authority, duties or responsibilities as in effect immediately prior to the change in control or effective date of the retention agreement, as applicable; (ii) a material diminution in the authority, duties or responsibilities of the supervisor to whom the named executive officer is required to report as in effect immediately prior to the change in control or effective date of the retention agreement, as applicable; (iii) a material change in the geographic location at which the named executive officer must perform services to a location which is more than 50 miles from the named executive officer’s principal place of business immediately preceding the change in control or effective date of the retention agreement, as applicable; (iv) a material reduction in the named executive officer’s compensation and benefits, taken as a whole, as in effect immediately prior to the change in control or effective date of the retention agreement, as applicable; (v) solely with respect to the Change in Control Plan, Mallinckrodt’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform Mallinckrodt’s obligations to the named executive officer under such plan; or (vi) a material diminution in the budget over which the named executive officer retains authority. Additionally, “good reason” will only exist if the named executive officer provides written notice stating the good reason event, Mallinckrodt does not cure such event, and the named executive officer terminates employment within a certain period of time after the end of the cure period.

The table below reflects the amount of compensation that would become payable to each of our named executive officers, other than Messrs. Carchedi and Silver, under existing plans if the named executive officer’s employment had terminated on September 27, 2013, the last day of our 2013 fiscal year, given the named executive’s service levels as of such date and, if applicable, based on our closing stock price as of that date, which was $43.57. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as distributions under the Retirement Savings Plan.

The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s age and years of service, the attained level of performance for performance units, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. We have not included Messrs. Carchedi and Silver in these tables, as benefits payable to each of them are described below under “Separation Agreements.” For a more complete understanding of the table, please read the narrative disclosures that follow the table.

POTENTIAL PAYMENTS UPON TERMINATION

Name and Termination Scenario	Cash Severance	Bonus(1)	Option Awards	Stock Awards	Welfare Benefits and Outplacement	Total
(A)	(B)	(C)	(D)	(E)	(F)	(G)
Mark C. Trudeau
Involuntary Termination (other than for cause)	$3,321,756	$765,000	$138,175	$—	$54,390	$4,360,418	(2)
Death or Disability	—	$765,000	$450,293	$5,117,819	—	$6,414,209	(2)
Change in Control Termination	$3,321,756	$765,000	$450,293	$5,117,819	$54,390	$9,790,355	(2)
Matthew K. Harbaugh
Involuntary Termination (other than for cause)	$1,691,943	$275,000	$196,834	$—	$47,023	$2,210,800
Death or Disability	$750,000	$275,000	$493,899	$1,265,883	—	$2,784,781
Change in Control Termination	$1,691,943	$275,000	$493,899	$1,265,883	$47,023	$3,773,748
Ian J. Watkins
Involuntary Termination (other than for cause)	$960,000	$240,000	$7,498	$—	$47,023	$1,273,461	(2)
Death or Disability	—	$240,000	$29,998	$395,659	—	$684,597	(2)
Change in Control Termination	$960,000	$240,000	$29,998	$395,659	$47,023	$1,691,620	(2)
Peter G. Edwards
Involuntary Termination (other than for cause)	$1,332,322	$210,000	$98,408	$—	$47,023	$1,687,753
Death or Disability	$500,000	$210,000	$196,997	$822,427	—	$1,729,425
Change in Control Termination	$1,332,322	$210,000	$196,997	$822,427	$47,023	$2,608,770
Stephen Merrick
Involuntary Termination (other than for cause)	$867,188	$138,750	$4,291	$—	$47,023	$1,069,577	(2)
Death or Disability	—	$138,750	$17,164	$383,111	—	$551,350	(2)
Change in Control Termination	$868,151	$138,750	$17,164	$383,111	$47,023	$1,465,560	(2)

(1)	The amount reflected assumes bonus payout at 1x of target.

(2)	Also includes employer contributions to the Retirement Savings Plan and Company credits to the Supplemental Savings Plan that will become fully vested upon an involuntary termination of employment (other than for cause), death or disability or a change in control termination for Mr. Trudeau ($15,300 and $65,797), Mr. Watkins ($17,302 and $1,638) and Mr. Merrick ($12,325 and $0). All other named executive officers are fully vested in employer contributions and Company credits.

Cash Severance (Column B)

Involuntary Termination (other than for cause).    For all named executive officers other than Mr. Trudeau, the cash severance amount in this scenario represents continuation of the named executive officer’s base salary, as of September 27, 2013, for an 18-month severance period, plus an amount equal to 1.5 times the average of the named executive officer’s annual incentive cash awards for the previous three fiscal years (i.e., fiscal 2012, 2011 and 2010), payable during the 18-month severance period and on our normal payroll schedule. For Mr. Trudeau, the amount represents continuation of his base salary, as of September 27, 2013, for a 24-month severance period, plus an amount equal to two times the average of his annual incentive cash awards for the previous three fiscal years, payable during the 24-month severance period and on our normal payroll schedule. For Messrs. Harbaugh and Edwards, the cash severance amount includes the termination bonus under their respective retention agreements.

Change in Control Termination.    For all named executive officers, we assume that such executive officers experience an involuntary termination of employment (other than for cause) after the change in control which renders them eligible for benefits under the Mallinckrodt Change in Control Plan. Accordingly, the cash severance amount for all named executive officers other than Mr. Trudeau represents a lump-sum payment equal to 1.5 times the named executive officer’s base salary, as of September 27, 2013, plus an amount equal to 1.5 times the average of the named executive officer’s annual incentive cash awards for the previous three fiscal years (i.e., fiscal 2012, 2011, and 2010). For Mr. Trudeau, the amount represents a lump-sum payment equal to two times his base salary, as of September 27, 2013, plus an amount equal to two times the average of his annual incentive cash awards for the previous three fiscal years.

Applicable to both the cash severance termination scenarios, in situations where the named executive officer did not have a full three year history of annual incentive cash awards due to not having commenced employment prior to fiscal 2010, the average calculated represents a prorated average calculated as the sum of the annual incentive cash awards divided by the length of service provided during the prior three fiscal years.

Bonus (Column C)

Involuntary Termination (other than for cause).    In the case of an involuntary termination (other than for cause), executive officers are entitled to a pro-rata payment of the annual incentive cash award based on the number of days they were employed by the Company during the fiscal year. Because we have assumed that the applicable terminations of employment occurred on the last day of our 2013 fiscal year, the amounts reported in Column C for this scenario represent the full annual incentive cash award payable to each named executive officer for fiscal 2013.

Death or Disability and Change in Control Termination.    The bonus amount represents the pro-rata payment of the annual incentive cash award based on the number of days that the named executive officer was employed by the Company during the fiscal year. Because we have assumed that the applicable termination of employment occurred on the last day of our 2013 fiscal year, the amounts reported in Column C for this scenario represent the full annual incentive cash award payable to each named executive officer for fiscal 2013.

Option Awards (Column D)

Involuntary Termination (other than for cause).    For all named executive officers, the option award amount represents the value as of September 27, 2013 of outstanding options held by the named executive officer that would have vested during the 12-month period that immediately follows September 27, 2013 (i.e. , from September 28, 2013 to September 26, 2014).

Death or Disability and Change in Control Termination.    The option award amount represents the full vesting of unvested stock options held by the named executive officer as of September 27, 2013.

Stock Awards (Column E)

Involuntary Termination (other than for cause).    For all named executive officers other than Mr. Trudeau, the amounts reported in Column E for this scenario represent the value of the performance unit award issued in December 2010 which vested on December 1, 2013 and which the executive officer would have been entitled to receive upon an involuntary termination of employment on the last day of the fiscal year. For purposes of this scenario, the amount reported for the December 2010 performance unit award is based on the actual number of shares that vested after the conclusion of the FY11-FY13 performance cycle.

Death or Disability and Change in Control Termination.    The amounts reported in Column E for this scenario represent the value that would have been attained upon the full vesting of all unvested restricted unit and performance unit awards held by the named executive officer as of September 27, 2013. For purposes of this scenario, amounts attributable to performance unit awards are based on the following: (1) for the December 2010 award, the ending date for the performance period was accelerated to the date of separation and the amounts reported in this column are based on the achievement of 200%; and (2) for the December 2011 awards, the ending date for the performance shares was accelerated to the date of the separation and the amounts reported in this column are based on the achievement of through the separation date of 168%.

Welfare Benefits and Outplacement Services (Column F)

The welfare benefits amount represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical, dental and vision plans during the applicable severance period. Amounts for calendar year 2013 and 2014 are based on actual rates determined by the Company for the respective plan in such years, while the rates for subsequent years, where applicable, are assumed based on the historic percentage increase in rates for such coverage. Although payable in our discretion, for purposes of this column we assume that we would pay $25,000 on behalf of each named executive officer for outplacement services upon an involuntary termination (other than for cause) and a change in control termination.

Separation Agreements

Under Mr. Carchedi’s Separation Agreement, Mr. Carchedi’s employment with Mallinckrodt ceased as of October 10, 2013. Following termination, Mr. Carchedi became entitled to receive cash payments totaling $1,044,306. These payments represent 18 months of Mr. Carchedi’s base salary ($637,500), his annual bonus multiplied by 1.5 ($406,806). All unvested stock options which would have vested during the 12 month-period following his termination also vested immediately as of September 28, 2013, with the stock options remaining exercisable for a limited period of time following termination. Any unvested portion of Mr. Carchedi’s account in the Supplemental Savings and Retirement Plan also vested fully on September 28, 2013. Outplacement services will be provided for up to 12 months and the Company will reimburse Mr. Carchedi for certain housing and moving expenses. In consideration for these benefits, Mr. Carchedi executed a general release in favor of the Company and also agreed to confidentiality and non-disparagement provisions.

Under Mr. Silver’s Separation Agreement, Mr. Silver’s employment with Mallinckrodt ceased as of June 28, 2013. Following termination, Mr. Silver became entitled to receive cash payments totaling $1,440,840. These payments represent 12 months of Mr. Silver’s base salary ($308,024), his annual bonus multiplied by 1.5 ($132,806) and payment of a termination bonus due as part of his retention agreement ($1,000,000). All unvested stock options which would have vested during the 12 month-period following his termination also vested immediately as of June 28, 2013, with the stock options remaining exercisable for a limited period of time following termination. Any unvested portion of Mr. Silver’s account in the Supplemental Savings and Retirement Plan also vested fully on June 28, 2013. Outplacement services will be provided for up to 12 months. In consideration for these benefits, Mr. Silver executed a general release in favor of the Company and also agreed to confidentiality and non-disparagement provisions.

SECURITY OWNERSHIP AND REPORTING

Security Ownership of Management and Certain Beneficial Owners

The following table shows the number of ordinary shares beneficially owned by each current director and nominee for director, each executive officer named in the Summary Compensation Table and our directors and executive officers as a group, as of January 2, 2014; to our knowledge, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act.

A person is deemed to be a beneficial owner of ordinary shares if he or she, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of the date of the table. Ordinary shares subject to stock options presently exercisable or exercisable within 60 days of January 2, 2014, restricted units are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were — Mallinckrodt ordinary shares outstanding as of January 2, 2014.

Directors and Executive Officers

Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned		Percentage Ownership
Directors and Named Executive Officers
Melvin D. Booth(1)	[—]		*
Mark C. Trudeau(2)	[—]		*
David R. Carlucci(3)	[—]		*
J. Martin Carroll(4)	[—]		*
Diane H. Gulyas(5)	[—]		*
Nancy S. Lurker(6)	[—]		*
JoAnn A. Reed(7)	[—]		*
Kneeland C. Youngblood, M.D.(7)	[—]		*
Joseph A. Zaccagnino(7)	[—]		*
Matthew Harbaugh(8)	[—]		*
Ian Watkins (9)	[—]		*
Peter Edwards(10)	[—]		*
Stephen Merrick (11)	[—]		*
Stefano Carchedi (12)	[—]		*
David Silver (13)	[—]		*
All directors and executive officers as a group (19 persons)(14)	[—]		*

Other Beneficial Owners BlackRock, Inc. 40 East 52nd Street New York, New York 10022	2,956,700	(15)	[	—]

*	Represents less than 1% of outstanding ordinary shares.

(1)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(2)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(3)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(4)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(5)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(6)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(7)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(8)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(9)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(10)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(11)	Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(12)

Includes [—]restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014. The information reported for Mr. Carchedi is based on information available to the Company as of his termination date and may not reflect current beneficial ownership.

(13)

Includes [—] restricted units and [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014. The information reported for Mr. Silver is based on information available to the Company as of his termination date and may not reflect current beneficial ownership.

(14)

Includes, for executive officers not specifically named in the table, an aggregate of [—] ordinary shares issuable upon the exercise of stock options presently exercisable or exercisable within 60 days of January 2, 2014.

(15)

Based on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 30, 2013. BlackRock, Inc. reports it has sole voting and investment power with respect to these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10 percent of our ordinary shares to file reports of ownership and changes in ownership of such ordinary shares with the SEC and NYSE. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on our review of the copies of such forms we have received, as well as information provided and representations made by the reporting persons, we believe that all required Section 16(a) reports were timely filed during our fiscal year ended September 27, 2013.

AUDIT AND AUDIT COMMITTEE MATTERS

Audit and Non-Audit Fees

During fiscal year 2013, Deloitte & Touche LLP charged fees for services rendered to Mallinckrodt as follows:

Fiscal 2013
Audit Fees	$4,082,000
Audit-Related Fees	-0-
Tax Fees	-0-
All Other Fees	$1,355,000

Total	$5,437,000

Audit Fees include fees for professional services rendered for the year-end audits of our consolidated and combined financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory audits.

Audit-Related Fees would include fees for audits of agreed-upon or expanded audit procedures related to accounting records required to respond to or comply with financial, accounting or regulatory reporting matters; consultations on the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the Securities and Exchange Commission, FASB or other regulatory or standard-setting bodies; and attest services not required by statute or regulation.

Tax Fees would include fees for tax compliance services as well as fees for tax planning services.

All Other Fees include services relating to project methodology and support for a non-financial system data integration initiative.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.

Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Committee pre-approval from our Corporate Controller or his delegate.

Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in his discretion. The Chair reports all such pre-approvals to the Committee at the next Committee meeting.

Audit Committee Report

As more fully described in its charter, the Audit Committee oversees Mallinckrodt’s financial reporting process on behalf of the Board of Directors. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Mallinckrodt’s independent auditors are responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended September 27, 2013 to be filed with the U. S. Securities and Exchange Commission (the “SEC”). Management represented to the Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). In addition, the Committee has:

•	discussed with the independent auditors the matters required to be discussed pursuant to the applicable Auditing Standards relating to communication with audit committees;

•

received from the independent auditors the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence;

•	discussed with the independent auditors their independence from the Company and its management; and

•	considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mallinckrodt’s audited consolidated financial statements prepared in accordance with US GAAP be included in its Annual Report on Form 10-K for the fiscal year ended September 27, 2013 to be filed with the SEC.

Audit Committee

JoAnn A. Reed, Chairman

Melvin D. Booth

Diane H. Gulyas

Equity Compensation Plan Information

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(4)
Equity compensation plans approved by security holders	533,653	$44.00	10,047,219
Equity compensation plans not approved by security holders	—	—	—
TOTAL	533,653	$44.00	10,047,219

(1)

As of September 27, 2013, there were 376,472 ordinary shares to be issued upon exercise of outstanding options with a weighted-average exercise price of $44.00, 157,181 ordinary shares to be issued upon settlement of restricted units and performance units granted pursuant to our 2013 Stock and Incentive Plan.

(2)

This table does not include information regarding options and restricted units converted from Covidien awards in connection with our separation from Covidien in June 2013. We did not assume any equity compensation plans from Covidien, and no grants of Mallinckrodt equity may be made pursuant to any Covidien plans. As of September 27, 2013, there were 2,323,518 ordinary shares to be issued upon exercise of these converted options with a weighted-average exercise price of $36.62 and 556,723 ordinary shares to be issued upon settlement of converted restricted units.

(3)	Does not take into account restricted units and performance units, which do not have an exercise price.

(4)

As of September 27, 2013, there were 5,047,219 ordinary shares available for issuance pursuant to 2013 Stock and Incentive Plan and 5,000,000 ordinary shares available for issuance pursuant to the Mallinckrodt Employee Stock Purchase Plan.

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS 1 (A) THROUGH 1 (I):

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated for election at the 2014 Annual General Meeting a slate of 9 nominees, all of whom are currently serving on the Board. The nominees are Melvin D. Booth, David R. Carlucci, J. Martin Carroll, Diane H. Gulyas, Nancy S. Lurker, JoAnn A. Reed, Mark C. Trudeau, Kneeland C. Youngblood, M.D. and Joseph A. Zaccagnino. Biographical information, including qualifications, regarding each of the 9 nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 9 nominees. Mallinckrodt is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2015 Annual General Meeting or until his or her earlier death, resignation or removal.

Current Directors Nominated for Re-Election — Proposals 1 (a) through 1 (j)

Proposal 1 (a) — Melvin D. Booth

Mr. Booth, age 68, has been Chairman of the Board and a director since June, 2013. He is also a member of our Audit Committee. Mr. Booth has been a director of Catalent Pharma Solutions since 2010 and a director of eResearch Technologies since 2012. Mr. Booth has also been a strategic advisor in life sciences to Genstar Capital (a private equity firm) since 2005. Mr. Booth’s previous public company board experience includes serving as Lead Director of Millipore, a life science research company, from 2004 to 2010, and as a member of the boards of PRA International from 2004 to 2013, MedImmune from 1998 to 2005 and of Human Genome Sciences from 1995 to 1998. Mr. Booth was President of MedImmune from 1998 until his retirement at the end of 2003. Mr. Booth was President of Human Genome Sciences from 1995 to 1998. He held a variety of domestic and international positions with Syntex from 1981 to 1995, including serving as President of its U.S. pharmaceuticals business. Mr. Booth has been active in U.S. pharmaceutical industry organizations and is a past Chairman of the Pharmaceuticals Manufacturers Association of Canada. Mr. Booth received a B.S. degree in accounting from Northwest Missouri State University where he was also awarded an honorary Doctor of Science degree. He is also a Certified Public Accountant. Mr. Booth’s qualifications to serve on our Board include his significant experience in leadership positions at pharmaceutical companies.

Proposal 1 (b) — David R. Carlucci

Mr. Carlucci, age 59, has been a director since June, 2013 and is Chair of our Human Resources and Compensation Committee. Mr. Carlucci was President and Chief Operating Officer of IMS

Health from October 2002 until January 2005, when he was named Chief Executive Officer and President. He became Chairman the following year. Mr. Carlucci retired from IMS Health in December 2010. Mr. Carlucci held several senior executive level positions at IBM from 1976 to 2002, including responsibilities for operations in the U.S., Canada, and Latin America. Mr. Carlucci has been a director and Chairman of the Human Resources and Compensation Committee for MasterCard International since 2006. Mr. Carlucci also served as a member of the advisory board of Mitsui USA, one of the world’s most diversified comprehensive trading, investment and service companies. Mr. Carlucci received a B.A. in political science from the University of Rochester. Mr. Carlucci’s qualifications to serve on our Board include his significant experience as an executive and/or board member of publicly traded and private companies.

Proposal 1 (c) — J. Martin Carroll

Mr. Carroll, age 64, has been a director since June, 2013 and is Chair of our Compliance Committee. Mr. Carroll served as President and Chief Executive Officer of Boehringer Ingelheim Corporation and of Boehringer Pharmaceuticals, Inc. from 2003 until 2012 and as a director of Boehringer Ingelheim Corporation from 2003 until December 2012. Mr. Carroll joined the organization in 2002 as President of Boehringer Pharmaceuticals, Inc. Mr. Carroll worked at Merck & Company, Inc. from 1976 to 2001. From 1972 to 1976, Mr. Carroll served in the United States Air Force where he attained the rank of Captain. Mr. Carroll also serves as a director of Vivus, Inc. Mr. Carroll received a B.A. in accounting & economics from the College of the Holy Cross and a M.B.A. from Babson College. Mr. Carroll’s qualifications to serve on our Board include his significant experience in leadership positions at pharmaceutical companies.

Proposal 1 (d) — Diane H. Gulyas

Ms. Gulyas, age 57, has been a director since June, 2013 and is a member of our Audit Committee and Human Resources and Compensation Committee. Ms. Gulyas has worked at E. I. du Pont de Nemours and Company since 1978 and has been the President of DuPont’s Performance Polymers division since 2009. She is also the Vice Chairman of the DuPont-Teijin Films global joint venture. From 2009 until 2012, Ms. Gulyas served as a director and as a member of the Finance Committee of Navistar International Corporation, a leading manufacturer of commercial trucks, buses, RVs, defense vehicles and engines. Ms. Gulyas received her B.S. in chemical engineering from the University of Notre Dame. Ms. Gulyas’ qualifications to serve on our Board include her extensive executive experience with chemical and manufacturing companies.

Proposal 1 (e) — Nancy S. Lurker

Ms. Lurker, age 56, has been a director since June, 2013 and is a member of our Human Resources and Compensation Committee. Ms. Lurker has been serving as a director and Chief Executive Officer of PDI Inc. since 2008. PDI, Inc. is a leading provider of outsourced commercial services to established and emerging pharmaceutical, biotechnology and healthcare companies in the United States. Prior to joining PDI, Ms. Lurker served as Senior Vice President and Chief Marketing Officer of Novartis Pharmaceuticals Corporation from 2006 to 2008. Prior to that, she was President and Chief Executive Officer of ImpactRx, Inc. from 2003 to 2006. From 1998 to 2003, Ms. Lurker served as Group Vice President — Global Primary Care Products for Pharmacia Corporation. She was also a member of Pharmacia’s U.S. Executive Management Committee from 1998 to 2003. Ms. Lurker began her career at Bristol-Myers Squibb, where she worked for 14 years. Ms. Lurker also has served as a director of Auxilium Corporation since 2011. Ms. Lurker served as a director of ConjuChem Biotechnologies, Inc. from 2004 to 2006 and as a director of Elan Corporation from 2005 to 2006. Ms. Lurker received a B.S. magna cum laude in biology from Seattle Pacific University and a M.B.A. from the University of Evansville. Ms. Lurker’s qualifications to serve on our Board include her significant experience in leadership positions at pharmaceutical companies.

Proposal 1 (f) — JoAnn A. Reed

Ms. Reed, age 58, has been a director since June, 2013 and is Chair of our Audit Committee. Ms. Reed is a healthcare services consultant. Ms. Reed served as an advisor to the Chief Executive Officer of Medco Health Solutions from April 2008 to April 2009. From 2002 to March 2008, Ms. Reed served as Senior Vice President, Finance and Chief Financial Officer of Medco Health Solutions. From 1992 to 2002, she served as Senior Vice President, Finance of Medco Health Solutions. She joined Medco Containment Services, Inc. in 1988. Ms. Reed has been a director of Health Management Associates, Inc. since 2013, a director of American Tower Corporation since 2007, a director of Waters Corporation since 2006 and a trustee of St. Mary’s College of Notre Dame since 2006. Ms. Reed received a B.B.A. in business administration from St. Mary’s College. She received her M.B.A. in finance and international marketing cum laude from Fordham University. Ms. Reed’s qualifications to serve on our Board include her experience as a healthcare services consultant and her financial expertise experience and knowledge of financial statements, corporate finance and accounting matters.

Proposal 1 (g) — Mark C. Trudeau

Mr. Trudeau, age 52, has been President, Chief Executive Officer and a director since June, 2013. Mr. Trudeau joined Covidien plc in February 2012 as a Senior Vice President and President of its

Pharmaceuticals business. He joined Covidien from Bayer HealthCare Pharmaceuticals LLC USA, the U.S. healthcare business of Bayer AG, where he served as Chief Executive Officer. He simultaneously served as President of Bayer HealthCare Pharmaceuticals, the U.S. organization of Bayer’s global pharmaceuticals business. In addition, he served as Interim President of the global specialty medicine business unit from January to August 2010. Prior to joining Bayer in 2009, Mr. Trudeau headed the Immunoscience Division at Bristol-Myers Squibb. During his 10-plus years at Bristol-Myers Squibb, he served in multiple senior roles, including President of the Asia/Pacific region, President and General Manager of Canada and General Manager/Managing Director in the United Kingdom. Mr. Trudeau was also with Abbott Laboratories, serving in a variety of executive positions, from 1988 to 1998. Mr. Trudeau holds a Bachelor’s degree in chemical engineering and a M.B.A., both from the University of Michigan. Having worked as the President of Covidien’s Pharmaceuticals business for over a year, Mr. Trudeau is familiar with all aspects of our business.

Proposal 1 (h) — Kneeland C. Youngblood, M.D.

Dr. Youngblood, age 58, has been a director since June, 2013. He is a member of our Compliance and Nominating and Governance Committees. Dr. Youngblood is a founding partner of Pharos Capital Group, a private equity firm that focuses on providing growth and expansion capital/buyouts in healthcare, business services and opportunistic investments. Dr. Youngblood served as a director of the Gap Inc. from 2006 to 2012, a director of Starwood Hotels and Resorts from 2001 to 2012, a director of Burger King Corporation from 2004 to 2010 and a director of the iStar Financial from 1998 to 2001. Dr. Youngblood has been serving as a director of Energy Future Holdings Corp, an electric utility provider, since 2007. Dr. Youngblood is a physician by training, with over 15 years of experience in emergency medicine. He is also a member of the Council on Foreign Relations. Dr. Youngblood earned a B.A. in politics from Princeton University and an M.D. from the University of Texas Southwestern Medical School. Dr. Youngblood’s qualifications to serve on our Board include his extensive experience in healthcare practice, policy and business.

Proposal 1 (i) — Joseph A. Zaccagnino

Mr. Zaccagnino, age 67, has been a director since June, 2013. He is Chair of our Nominating and Governance Committee and a member of our Compliance Committee. Mr. Zaccagnino has been a director of Covidien plc since it was spun-off from Tyco International in 2007 and serves on its Compliance and Transactions Committees and as Chairman of the Nominating and Governance Committee. Mr. Zaccagnino has served as President, Chief Executive Officer and director of Yale New Haven Health System and its flagship Yale-New Haven Hospital from 1991 until his retire-

ment in 2005. He has also served as a director of NewAlliance Bancshares, Inc. from 1991 until it was acquired in 2010. Mr. Zaccagnino has served on the board of the National Committee for Quality Healthcare from 1995 until 2005, and was elected Chairman of the Board in 2003. From 1999 until 2006 he served as a director and from 2004 to 2006 as Chairman of the Board of VHA Inc., a provider member cooperative of community owned health systems and their physicians which provides supply chain and group purchasing services through their subsidiaries, Novation and Provista. Mr. Zaccagnino received a B.S. (business administration) from the University of Connecticut and a M.P.H. (healthcare management) from Yale University School of Medicine. Mr. Zaccagnino’s qualifications to serve on our Board include his broad healthcare management and governance experience and his knowledge of healthcare policy and regulation, patient care delivery and financing and of clinical research and medical technology assessment, all of which will provide our Board with unique insights and a keen perspective on the complexities of the healthcare sector and on the priorities of and challenges facing our company and the purchasers of our products.

Unless otherwise instructed, the proxies will vote “FOR” each of these directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR RE-ELECTION

IN PROPOSALS 1 (A) THROUGH 1 (J)

PROPOSAL 2:

ADVISORY NON-BINDING VOTE TO APPROVE THE APPOINTMENT OF THE INDEPENDENT AUDITORS AND A BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

The Audit Committee has selected and appointed Deloitte & Touche to audit our financial statements for the fiscal year ending September 26, 2014. The Board, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as our independent auditors for the fiscal year ending September 26, 2014 and to authorize, in a binding vote, the Audit Committee of the Board of Directors to set the independent auditors’ remuneration. Although approval is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Deloitte & Touche to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on the Company’s independent auditors. If the appointment of Deloitte & Touche is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the reappointment of Deloitte & Touche LLP as our independent auditors to audit our accounts for the fiscal year ending September 26, 2014 and authorize, in a binding vote, the Audit Committee of the Board to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Representatives of Deloitte & Touche LLP will be at the Annual General Meeting, and they will be available to respond to appropriate questions.

Unless otherwise instructed, the proxies will vote “FOR” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” PROPOSAL 2

PROPOSAL 3:

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis section of this Proxy Statement (“CD&A”), the Human Resources and Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of the Company and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon the Company’s achievement of specified financial goals and the performance of the Company’s shares on a long-term basis. In fiscal 2013, the Company delivered a strong operating performance, in line with its long-term goals of mid-single digit sales growth, improved margins and strong cash flow generation. The Company reported financial results for fiscal year 2013 of operational growth of 7.8%, adjusted EBITDA margin of 18.0% and adjusted diluted earnings per share of $3.13. In addition to becoming an independent public company, the Company also was successful in beginning to shift its mix of business to the specialty pharmaceuticals business which for fiscal year 2013 accounted for 57%, up from 50% in fiscal 2012 of net sales.

Shareholders are urged to read the CD&A, which discusses how our compensation policies and procedures implement our compensation philosophy, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2013. The Human Resources and Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2013 reflects and supports these compensation policies and procedures.

Shareholders will be asked at the 2014 Annual General Meeting to approve the following advisory resolution:

RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation Discussion and Analysis section of the Proxy Statement and disclosed in the 2013 Summary Compensation Table and related compensation tables and narrative disclosure included in this Proxy Statement is approved.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

PROPOSAL 4:

ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

In accordance with Section 14A of the Exchange Act, we are providing a shareholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal 3 above) this year and will do so at least once every three years thereafter. Pursuant to Section 14A of the Exchange Act, at the 2014 Annual General Meeting, we are also asking shareholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.

After careful consideration, the Board recommends that future shareholder “say-on-pay” advisory votes on executive compensation be conducted every year as a corporate governance best practice. Although we have designed our executive compensation program to align the economic interests of our executives with the long-term interests of the Company and our shareholders, the Board has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters. Although the Board recommends a “say-on-pay” vote every year, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board’s recommendation.

Although this advisory vote regarding the frequency of say-on-pay votes is non-binding on the Board, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future say-on-pay shareholder advisory votes. The Board will disclose its position on the frequency of future advisory votes on executive compensation in the investor relations section of our website at www.mallinckrodt.com.

Unless otherwise instructed, the proxies will vote “FOR” the one-year frequency alternative.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE ONE-YEAR ALTERNATIVE

PROPOSAL 5:

AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY

TO MAKE MARKET PURCHASES OF COMPANY SHARES

Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases of the Company’s shares without shareholder approval. Accordingly, shareholders are being asked to authorize the Company, or any of its subsidiaries, to make market purchases of up to 10% of the Company’s issued shares. If adopted, this authority will expire at the close of business on September 20, 2015 unless renewed at the Annual General Meeting in 2015; we expect to propose renewal of this authorization at subsequent annual general meetings. Such purchases would be made only at price levels which the Directors considered to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries of the Company are not able to make market purchases of the Company’s shares.

In order for the Company or any of its subsidiaries to make market purchases of the Company’s ordinary shares, such shares must be purchased on a “recognized stock exchange”. The New York Stock Exchange, on which the Company’s ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.

Resolution

The text of the resolution in respect of Proposal 5 is as follows:

RESOLVED, that the Company and any subsidiary of the Company is hereby generally authorized to make market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the provisions of the Companies Act 1990 and to the following provisions:

(a)	The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 5,771,387 ordinary shares of US$ 0.20 each (which represents 10% of the Company’s issued ordinary shares as of our 2013 fiscal year end).

(b)	The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the New York Stock Exchange for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c)	This general authority will be effective from the date of passing of this resolution and will expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by special resolution in accordance with the provisions of section 215 of the Companies Act 1990. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 5

PROPOSAL 6:

AUTHORIZE THE PRICE RANGE AT WHICH

THE COMPANY CAN REISSUE SHARES THAT IT HOLDS AS TREASURY SHARES

The Company may, from time to time, reissue shares purchased by it and not cancelled (“treasury shares”) in connection with our executive compensation program, our Employee Stock Purchase Program and our other compensation programs.

Under Irish company law, our shareholders must authorize the price range at which we may reissue any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be reissued are 95% and 120%, respectively, of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance. Any reissuance of treasury shares will be at price levels that the Board considers in the best interests of our shareholders.

Special Resolution

The text of the resolution in respect of Proposal 6 (which is proposed as a special resolution) is as follows:

RESOLVED, that the reissue price range at which any treasury shares held by the Company may be reissued off-market shall be as follows:

(a)	the maximum price at which such treasury share may be reissued off-market shall be an amount equal to 120% of the “market price”; and

(b)	the minimum price at which a treasury share may be reissued off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share plan operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and

(c)	for the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to reissue treasury shares shall expire at eighteen months from the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Section 209 of the Companies Act 1990.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 6

OTHER MATTERS

Presentation of Irish Statutory Accounts

The Company’s Irish Statutory Accounts for the fiscal year ended September 27, 2013, including the reports of the Directors and auditors thereon, will be presented at the Annual General Meeting. The Company’s Irish Statutory Accounts have been approved by the Board of Directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. The Company’s Irish Statutory Accounts will be available in the Investor Relations section of the Company’s website at www.mallinckrodt.com no later than February 10, 2014.

Registered and Principal Executive Offices

The registered and principal executive offices of Mallinckrodt are located at Damastown, Mulhuddart, Dublin 15, Ireland. The telephone number there is +353 1 880-8180.

Shareholder Proposals for the 2015 Annual General Meeting

In accordance with the rules established by the SEC, as well as under the provisions of our Articles of Association, any shareholder proposal submitted pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) intended for inclusion in the Proxy Statement for next year’s Annual General Meeting must be received by us no later than September 26, 2014. Such proposals should be sent to our Secretary at Mallinckrodt plc, Damastown, Mulhuddart, Dublin 15, Ireland. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and our Articles of Association and must be a proper subject for shareholder action under Irish law.

A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Irish law and other legal requirements, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before next year’s annual general meeting, a shareholder must deliver written notice of the proposed business to the Company’s Secretary at our registered office on or before September  26, 2014 and otherwise comply with the requirements of our Articles of Association.

United States Securities and Exchange Commission Reports

Copies of our Annual Report on Form 10-K for the fiscal year ended September 27, 2013, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at www.mallinckrodt.com or by writing to our Secretary at Mallinckrodt plc, Damastown, Mulhuddart, Dublin 15, Ireland.

Delivery of Documents to Shareholders Sharing an Address

If you have requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the year ended September 27, 2013, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless the Company receives contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of such documents to any shareholder who contacts the Company at +353 1 880-8180 or sends a written request to Mallinckrodt plc, Damastown, Mulhuddart, Dublin 15, Ireland, Attention:

Company Secretary. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Mallinckrodt plc, Damastown, Mulhuddart, Dublin 15, Ireland, Attention: Company Secretary.

General

Your proxy is solicited on behalf of our Board of Directors. Unless otherwise directed, proxies held by the Chief Executive Officer, and the General Counsel will be voted at the Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 — 6. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer, or General Counsel will vote the ordinary shares represented by such proxies in accordance with his discretion.

Annual General Meeting of Shareholders

Thursday, March 20, 2014, 3:00 p.m., local time

The Conrad Dublin Hotel

Earlsfort Terrace

Dublin 2, Ireland

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual General Meeting:

Notice and Proxy Statement, including resolutions; and the Annual Report on Form 10-K, are available at www.proxyvote.com. These materials are also available in the Investor Relations section of our website at www.mallinckrodt.com. The

Irish Statutory Accounts including related reports will be available on the Company’s website at

www.mallinckrodt.com/InvestorRelations no later than February 10, 2014.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL GENERAL MEETING OF SHAREHOLDERS

MARCH 20, 2014

The undersigned hereby appoint(s) Mark C. Trudeau, and Peter G. Edwards, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 3:00 p.m., local time on Thursday, March 20, 2014 at the Conrad Dublin Hotel, Earlsfort Terrace, Dublin 2, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

c/o Mallinckrodt plc Company Secretary Damastown, Mulhuddart Dublin 15, Ireland

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on March 19, 2014. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on March 19, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

If you transmit your voting instructions by the Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MALLINCKRODT PLC

The Board of Directors recommends a vote FOR the nominees listed under Item 1.

Item 1 - Election of Directors

	For	Against	Abstain
NOMINEES:
1(a) Melvin D. Booth	☐	☐	☐
1(b) David R. Carlucci	☐	☐	☐
1(c) J. Martin Carroll	☐	☐	☐
1(d) Diane H. Gulyas	☐	☐	☐
1(e) Nancy S. Lurker	☐	☐	☐
1(f) JoAnn A. Reed	☐	☐	☐
1(g) Mark C. Trudeau	☐	☐	☐
1(h) Kneeland C. Youngblood, M.D.	☐	☐	☐
1(i) Joseph A. Zaccagnino	☐	☐	☐

The Board of Directors recommends a vote FOR Items 2, 3, 5, and 6

	For	Against	Abstain
Item 2 - Advisory non-binding vote to approve the appointment of the Independent Auditors and a binding vote to authorize the Audit Committee to set the auditors’ remuneration.	☐	☐	☐
Item 3 - Advisory vote to approve executive compensation.	☐	☐	☐
Item 5 - Authorize the Company and/or any subsidiary to make market purchases of Company shares.	☐	☐	☐
Item 6 - Authorize the price range at which the Company can reissue shares it holds as treasury shares. (Special Resolution)	☐	☐	☐

The Board of Directors recommends a vote FOR 1 Year for Item 4

	1 Year	2 Years	3 Years	Abstain
Item 4 - An advisory vote on the frequency of executive compensation votes.	☐	☐	☐	☐

	Yes	No
Please indicate if you plan to attend the meeting.	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.  ☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating her/her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date